                                                                    Exhibit 10.H

                        MORTGAGE AND SECURITY AGREEMENT









                                                RECORD AND RETURN TO:
                                                --------------------
                                                Scott M. Vetri, Esq.
                                                Kelley Drye & Warren LLP
                                                5 Sylvan Way
                                                Parsippany, New Jersey  07054

                               TABLE OF CONTENTS
                               -----------------

                                                                                                     Page
                                                                                                     ----
1.    Payment of Indebtedness......................................................................     4
2.    Covenants of Title...........................................................................     5
3.    Usury........................................................................................     5
4.    Impositions..................................................................................     5
5.    Tax Deposits.................................................................................     6
6.    Change in Taxes..............................................................................     8
7.    Insurance....................................................................................     8
8.    Insurance/Condemnation Proceeds..............................................................     9
9.    Restoration Following Fire and Other Casualty or Condemnation................................    10
10.   Disposition of Condemnation or Insurance Proceeds............................................    13
11.   Fire and Other Casualty; Self-Help...........................................................    14
12.   Business Interruption Insurance Proceeds.....................................................    15
13.   Renovation Work..............................................................................    15
14.   Repair; Alterations; Waste...................................................................    15
15.   Environmental Matters........................................................................    16
16.   Independence of Security.....................................................................    17
17.   No Other Liens...............................................................................    17
18.   Intentionally Omitted........................................................................    17
19.   Fixtures, Furnishings and Equipment Reserve..................................................    18
20.   Sidewalks, Municipal Charges.................................................................    19
21.   Assignment of Rents, Revenues and Leases.....................................................    20
22.   Future Leases................................................................................    21
23.   Mortgagor's Obligations as Lessor............................................................    22
24.   Leases; Foreclosure..........................................................................    22
25.   Hotel Management Agreement...................................................................    23
26.   Events of Default............................................................................    23
27.   Remedies Upon Default........................................................................    25
28.   Interest Following an Event of Default.......................................................    27
29.   ERISA........................................................................................    27
30.   Waiver of Statutory Rights...................................................................    28
31.   Security Interest............................................................................    28
32.   Right of Entry...............................................................................    28
33.   Estoppel Certificate.........................................................................    29
34.   Annual Statements............................................................................    29
35.   Rights Cumulative............................................................................    30
36.   Subrogation..................................................................................    30
37.   No Waiver....................................................................................    30
38.   Mortgage Extension...........................................................................    30
39.   Indemnification..............................................................................    30
40.   Limitations on Recourse......................................................................    30
41.   Attorneys' Fees..............................................................................    32


42.   Administrative Costs.........................................................................    32
43.   Protection of Security; Costs and Expenses...................................................    33
44.   Notices......................................................................................    33
45.   Release......................................................................................    34
46.   Applicable Law...............................................................................    34
47.   Invalidity...................................................................................    34
48.   Captions.....................................................................................    35
49.   Modifications................................................................................    35
50.   Bind and Inure...............................................................................    35
51.   Replacement of Note..........................................................................    35
52.   Time of the Essence..........................................................................    35
53.   Business Day.................................................................................    35
54.   Copy of Mortgage.............................................................................    35

    EXHIBIT A........................................................................   Legal Description
    EXHIBIT B........................................................................    Subordinate Loan
    EXHIBIT C........................................................................     Renovation Work

                        MORTGAGE AND SECURITY AGREEMENT
                                Hanover Marriott
                              Hanover, New Jersey


    THIS MORTGAGE AND SECURITY AGREEMENT is made as of the ___ day of August, 1997 by HANOVER MARRIOTT LIMITED PARTNERSHIP, a Delaware limited partnership whose sole general partner is Marriott Hanover Hotel Corporation, a Delaware corporation ("MHHC"), having a place of business at 10400 Fernwood Road, Bethesda, Maryland 20817-1109 (hereinafter referred to as "Mortgagor") to CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation having its principal place of business at 900 Cottage Grove Road, Bloomfield, Connecticut 06002 (hereinafter referred to as "Mortgagee").

                              W I T N E S S E T H:

    THAT, to secure (i) payment to Mortgagee of the principal indebtedness of Twenty Nine Million Eight Hundred Seventy Five Thousand AND 00/100 Dollars ($29,875,000.00) together with interest thereon, as evidenced by that certain promissory note (hereinafter referred to as the "Note") of even date herewith, and any renewals, extensions or modifications thereof, given by Mortgagor to Mortgagee and made payable to the order of Mortgagee, with the final payment being due and payable on August 1, 2004, in and by which Note Mortgagor promises to pay the said principal indebtedness and interest at the rate and in installments as provided in the Note, (ii) the performance of the covenants herein contained and the payment of any monies expended by Mortgagee in connection therewith and in accordance with the Loan Documents (defined hereinbelow), (iii) the payment of all obligations and the performance of all covenants of Mortgagor under any other Loan Documents, agreements or instruments between Mortgagor and Mortgagee given in connection with or related to this Mortgage or the Note and (iv) any and all additional advances made by Mortgagee to protect or preserve the Security (defined hereinbelow) or the security interest created hereby on the Security, or for taxes, assessments, or insurance premiums as hereinafter provided or for performance of any of Mortgagor's obligations hereunder or for any other purpose provided herein (whether or not the original Mortgagor remains the owner of the Security at the time of such advances) (all of the aforesaid indebtedness and obligations of Mortgagor being herein called the "Indebtedness," and all of the documents, agreements and instruments between Mortgagor and Mortgagee now or hereafter evidencing or securing the repayment of, or otherwise pertaining to, the Indebtedness, including but not limited to the Note, being herein collectively called the "Loan Documents"), Mortgagor does hereby mortgage, grant, bargain, sell, assign, pledge, transfer and convey unto Mortgagee and to Mortgagee's successors and assigns forever, all of its estate, right, title and interest in and to the following described land, improvements, real and personal property, rents and leases (hereinafter collectively called the "Security"):

    The land described in Exhibit A attached hereto and made a part hereof, situate, lying and being in the Township of Hanover, County of Morris and State of New Jersey (the "Land");

    TOGETHER with all buildings and other improvements now or hereafter located on said Land or any part thereof, including but not limited to, all extensions, betterments, renewals, renovations, substitutes and replacements of, and all additions and appurtenances to the foregoing (the "Improvements");

    TOGETHER with all of the right, title and interest of Mortgagor in and to the land lying in the bed of any street, road, highway or avenue in front of or adjoining the Land to the center lines thereof;

    TOGETHER with all easements now or hereafter located on or appurtenant to the Land and/or Improvements or under or above the same or any part thereof, rights-of-way, licenses, permits, approvals, and privileges, belonging or in any way appertaining to the Land and/or Improvements, including without limitation
(i) any drainage ponds or other like drainage areas not located on the Land which may be required for water run-off, (ii) any easements necessary to obtain access from the Land to such drainage areas, or to any other location to which Mortgagor has a right to drain water or sewage, (iii) any land required to be maintained as undeveloped land by the zoning rules and regulations applicable to the Land, and (iv) any easements and agreements which are or may be established to allow satisfactory ingress to, egress from and operation of the Land and/or the Improvements;

    TOGETHER with any and all awards heretofore made and hereafter to be made by any governmental, municipal or state authorities to the present and all subsequent owners of the Security for the taking of all or any portion of the Security by power of eminent domain, including, without limitation, awards for damage to the remainder of the Security and any awards for any change or changes of grade of streets affecting the Security, which said awards are hereby assigned to Mortgagee, and Mortgagee, at its option, is hereby authorized, directed and empowered to collect and receive the proceeds of any such awards from the authorities making the same and to give proper receipts and acquittances therefor, and to apply the same toward the payment of the Indebtedness (without a prepayment premium unless an Event of Default shall exist hereunder), notwithstanding the fact that such amount may not then be due and payable; and Mortgagor hereby covenants and agrees to and with Mortgagee, upon request by Mortgagee, to make, execute and deliver, at Mortgagor's expense, any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid awards to Mortgagee, free, clear and discharged of any and all encumbrances of any kind or nature whatsoever (all of the foregoing Land, Improvements, rights, easements, rights-of-way, licenses, privileges and awards, collectively, the "Real Property");

    TOGETHER with all proceeds, insurance or otherwise, paid for the damage done to any of the Security and all proceeds of the conversion, voluntarily or involuntarily, of any of the Security into cash or liquidated claims;

    TOGETHER with all right, title and interest of Mortgagor now or hereafter acquired in and to any and all fixtures, furnishings, equipment, furniture and other items of tangible personal property now or hereafter located on the Land, other than stocks of food and other supplies held for consumption in normal operation of the Hotel, including, without limitation, all machinery, equipment, goods, and every other article of personal property, tangible or intangible, now or hereafter attached to or used in connection with the Land, or placed on any part thereof and whether or not attached thereto, appertaining or adapted to the use, management, operation or improvement of the Land, including, but without limitation: all office furnishings and equipment, guest room furnishings, specialized equipment for kitchens, laundries, bars, restaurants, public rooms, health and recreational facilities and equipment, linens, dishware, and partitions; vacuum cleaning systems; call or beeper systems; security systems; reservations system computers and related equipment; screens; awnings; shades; blinds; artwork; floor coverings; hall and lobby equipment; heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevator, escalator, air conditioning and communication plants or systems with appurtenant fixtures; vacuum cleaning systems; call systems; sprinkler systems and other fire prevention and extinguishing apparatus and materials; all equipment, manual, mechanical and motorized, for the construction, maintenance, repair and cleaning of, and removal of snow from, parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets; all equipment, manual, mechanical and motorized, for the transportation of customers or employees to and from the store facilities on the Land; all telephone, computers and other electronic equipment and appurtenances thereto, including software (to the extent a lien thereon may be legally granted); and all other machinery, pipes, poles, appliances, equipment, wiring, fittings, panels and fixtures; and any proceeds therefrom, any replacements thereof or additions or accessions thereto; and all building materials, supplies and other property delivered to the Land for incorporation into the Improvements thereon, all of which are declared to be a part of the realty and covered by the lien hereof, but said lien shall not cover any fixture, machinery, equipment or article of personal property which is owned by a tenant and not required for the operation or maintenance of the Land, provided said fixture, machinery, equipment or article of personal property is not permanently affixed to the realty and may be removed without material damage thereto and is not a replacement of any item which shall have been subject to the lien hereof, but said lien shall include any other fixture, machinery, equipment or article of personal property so incorporated into the Improvements so as to constitute realty under applicable law, whether or not owned by Mortgagor;

    TOGETHER with all of Mortgagor's books of accounts and records relating to the Security;

    TOGETHER with all contracts for sale and leases in the nature of sales of the Land, or any portion thereof, now and hereafter entered into and all right, title and interest of Mortgagor thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees or contract purchasers; all income, rents, proceeds, revenues, profits, fees, charges, concessions, deposits and security deposits arising from or out of the Land or any part thereof of every kind and description received or receivable resulting or arising from the use, ownership, occupancy or operations of the hotel and all of its facilities on the Land (the "Hotel"), including, without limitation, all room revenues, food and beverage operations revenues, credit card receivables with respect to any credit/charge card organizations and/or entities, including, but not limited to American Express, Carte Blanche, Diner's Club, VISA, Mastercard, Discover and Optima; all monies held by the Operator (as defined in the immediately succeeding paragraph hereof) (or any subsequent party performing the same basic functions as the Operator of the Hotel) in the Operating Accounts (defined in the Management Agreement); all vending machine income and all income received from tenants, transient guests, lessees, licensees, concessionaires, customers, guests as well as any other person occupying space at the Hotel and/or rendering services to guests and/or customers of the Hotel; to the extent a lien may be legally granted thereon, all licenses, permits, franchises, governmental approvals and all sanitary sewer, drainage, water and utility service agreements benefiting the Land or any part thereof, together with all accounts, hotel operating accounts, payroll accounts, reserve accounts, checking accounts, depository accounts, management accounts, general intangibles, documents, instruments and chattel paper arising from or in connection with the Land, including all books and records in connection therewith; and all rights of Mortgagor under any leases, covenants, agreements, easements, restrictions or declarations recorded with respect to, or as an appurtenance to, the Land or any part thereof (all of the tangible and intangible personal property described in this and the previous two paragraphs, collectively, the "Personal Property");

    TOGETHER with all of Mortgagor's right, title and interest in, to and under that certain Management Agreement between Mortgagor and Marriott Hotel Services, Inc. (the "Operator") dated as of even date herewith relating to the hotel located on the Land (the "Hotel Management Agreement");

    TOGETHER with all of the right, title and interest of Mortgagor in and to all and singular the tenements, hereditaments and appurtenances belonging to or in any way pertaining to the Security; all the estate, right, title and claim whatsoever of Mortgagor, either in law or in equity, in and to the Security; and any and all other, further or additional title, estate, interest or right which may at any time be acquired by Mortgagor in or to the Security, and if Mortgagor shall at any time acquire any further estate or interest in or to the Security, the lien of this Mortgage shall attach, extend to, cover and be a lien upon such further estate or interest automatically without further instrument or instruments, and Mortgagor, upon request of Mortgagee, shall execute such instrument or instruments as shall reasonably be requested by Mortgagee to confirm such lien;

    TO HAVE AND TO HOLD the Security, and each and every part thereof, unto Mortgagee and its successors and assigns forever, for the purposes and uses herein set forth.

    AND, Mortgagor hereby further covenants, agrees and warrants as follows:

    1.   Payment of Indebtedness.  Mortgagor will pay the principal indebtedness
         -----------------------
and interest thereon in accordance with the provisions of the Note and all prepayment charges, late charges and fees required thereunder, and all extensions, renewals, modifications, amendments and replacements thereof, and will keep and perform all the covenants, promises and agreements, and pay all sums provided in (i) each of the Note or any other promissory note or notes at any time hereafter issued to evidence the Indebtedness, (ii) this Mortgage and (iii) any and all other Loan Documents, all in the manner herein or therein set forth. Each of the persons and/or entities constituting Mortgagor hereunder shall be fully liable for such payment and performance, and such liability shall be joint and several.

    2.   Covenants of Title.  Mortgagor has good and indefeasible title to the
         ------------------
Security, and has good right and full power to sell, mortgage and convey the same; the Security is free and clear of easements, restrictions, liens, leases and encumbrances, except (i) those easements, restrictions, liens, leases and encumbrances listed on Schedule B of the policy or policies of title insurance delivered to Mortgagee as of the recordation of this Mortgage, (ii) any subordinate mortgage permitted pursuant to Section 17, (iii) any leases affecting Personal Property, (vi) any encumbrances on Personal Property securing purchase money financing or other personal property acquisition financing, and
(v) other encumbrances covering de minimus amounts of Personal Property the value of which in no event exceeds the lesser of One Hundred Thousand Dollars ($100,000.00) or five percent (5%) of all of the Personal Property (collectively, the "Permitted Encumbrances"), and Mortgagor will warrant and defend title to the Security against all claims and demands whatsoever except the Permitted Encumbrances. Mortgagee shall have the right, at its option and at such time or times as it, in its sole discretion, shall deem necessary, to take whatever action it may deem necessary to defend or uphold the lien of this Mortgage or otherwise enforce any of the rights of Mortgagee hereunder or any obligation secured hereby, including without limitation, the right to institute appropriate legal proceedings for such purposes.

    3.   Usury.  It is hereby expressly agreed that if from any circumstances
         -----
whatsoever fulfillment of any provision of the Note, this Mortgage, or any other Loan Document, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be
                           ---- -----
reduced to the limit of such validity, so that in no event shall any exaction be possible under the Loan Documents that is in excess of the limit of such validity. In no event shall Mortgagor be bound to pay for the use, forbearance or detention of the money loaned pursuant to the Loan Documents, interest of more than the current legal limit; the right to demand any such excess being hereby expressly waived by Mortgagee.

    4.   Impositions.  Mortgagor will pay or cause to be paid, not later than
         -----------
twenty (20) days before the last day on which the same may be paid without penalty or interest, all real estate taxes, sewer rents, water charges and all other municipal and governmental assessments, rates, charges, impositions and liens (hereinafter referred to as "Impositions") which now or hereafter are imposed by law upon the Security, whether relating directly to the Security or to property adjoining or abutting the Security. If any Imposition is not paid within the time hereinabove specified, Mortgagee shall have the right to pay the same, together with any penalty and interest thereon, and the amount or amounts so paid or advanced shall forth with be payable by Mortgagor to Mortgagee with interest thereon from the date demand is made therefor until paid at the Default Rate and shall be secured by the lien of this Mortgage; but Mortgagor or the Operator may in good faith contest, at Mortgagor's own cost and expense, by proper legal proceedings, the validity or amount of any Imposition, on the condition that Mortgagor first shall deposit with Mortgagee, as security for the payment of such contested item, an amount equal to the contested item plus all penalties and interest which would be payable if Mortgagor is ultimately required to pay such contested item or such other security as is reasonably acceptable to Mortgagee, and on the further condition that no amount so contested may remain unpaid for such length of time as shall permit the Security, or the lien thereon created by the item being contested, to be sold for the nonpayment thereof, or as shall permit an action, either of foreclosure or otherwise, to be commenced by the holder of any such lien. Mortgagor will not claim any credit on, or make any deduction from the Indebtedness by reason of the payment of any Imposition.

         Subject to the Hotel Management Agreement if the same is then in effect, Mortgagor hereby assigns to Mortgagee all rights of Mortgagor now or hereafter arising in and to the refund of any Imposition and any interest thereon. If following receipt of any such refund by Mortgagee, there exists no Event of Default (as hereinafter defined) hereunder, then Mortgagee shall pay over the same to Mortgagor promptly after demand; if there exists an Event of Default hereunder, Mortgagee may apply said refund in reduction of the Indebtedness in whatever order Mortgagee may elect.

    5.   Tax Deposits.  The provisions of this Section 5 shall not be effective
         ------------
unless and until the Hotel Management Agreement has terminated or expired or there shall exist an Event of Default hereunder, whichever is earlier, and Mortgagee shall notify Mortgagor thereof. Thereafter, until further notice from Mortgagee, Mortgagor shall comply with the following provision of this Section 5.

         Mortgagor shall deposit with Mortgagee or with an escrow agent selected by Mortgagee, on the first day of each calendar month thereafter (each of which dates is hereinafter called the "monthly tax deposit date") until the payment in full of the Indebtedness a sum equal to one-twelfth of the Impositions to be levied, charged, assessed or imposed upon or for the Security within one year after said monthly tax deposit date. If on any monthly tax deposit date the amount of Impositions to be levied, charged, assessed or imposed within the ensuing one year period shall not be fixed, such amount for the purpose of computing the deposit to be made by Mortgagor hereunder, shall be estimated by Mortgagee, with appropriate adjustment when the amount of such Impositions is fixed.

         The sums deposited by Mortgagor under this Section shall be held in an interest-bearing account with interest being added to the amount on deposit and applied in payment of such Impositions when due. Mortgagor shall give thirty
(30) days prior written notice to Mortgagee in each instance when an Imposition is due, specifying the Imposition to be paid and the amount thereof, the place of payment and the last day on which the same may be paid in order to be within the time limit specified in Section 4 hereof entitled "Impositions."

         Notwithstanding the foregoing provision and so long as Mortgagor holds title to and controls the Security, Impositions are paid in full when due and there exists no Event of Default, the interest earned by such escrows, less reasonable escrow costs, will be paid to Mortgagor on each real estate tax payment date.

         If for any reason the sums on deposit with Mortgagee or escrow agent under this Section shall not be sufficient to pay an Imposition within the time specified in Section 4 hereof, then Mortgagor shall, within ten (10) days after demand by Mortgagee, deposit sufficient sums so that Mortgagee may pay such Imposition in full, together with any penalty and interest thereon. Mortgagee may change its estimate of Impositions for any period, on the basis of a change in an assessment or tax rate or on the basis of a prior miscalculation or for any other reason, in which event Mortgagor shall deposit with Mortgagee or escrow agent within ten (10) days after demand the amount of any excess of the deposits which would theretofore have been payable under the revised estimate over the sums actually deposited.

         If any Imposition shall be levied, charged, assessed or imposed upon or for the Security, or any portion thereof, and if such Imposition shall also be a levy, charge, assessment or imposition upon or for any other premises not covered by the lien of this Mortgage, then the computation of the amounts to be deposited under this Section shall be based upon the entire amount of such Imposition and Mortgagor shall not have the right to apportion any deposit with respect to such Imposition.

         Upon an assignment of this Mortgage, Mortgagee shall have the right to arrange to transfer all amounts deposited and still in its possession to the assignee and, upon such transfer, Mortgagee shall be completely released from all liability with respect to such deposit and Mortgagor or owner of the Security shall look solely to the assignee or transferee in reference thereto.

         Upon the payment in full by Mortgagor of the entire Indebtedness, any sums then held by Mortgagee under this Section (including interest thereon) shall be refunded to Mortgagor. All amounts deposited shall be held by Mortgagee as additional security for the sums secured by this Mortgage, and Mortgagor hereby grants to Mortgagee a security interest in such sums, and upon the occurrence and during the continuance of an Event of Default hereunder Mortgagee may, in its sole and absolute discretion, apply said amounts to the payment of the Indebtedness in whatever order Mortgagee may elect.

         Immediately upon receipt of such by Mortgagor, Mortgagor shall deliver to Mortgagee copies of all notices, demands, claims, bills, and receipts in relation to the Impositions.

         Notwithstanding the foregoing provisions, Mortgagee will waive the requirement for deposits as to that portion of Impositions payable directly to the governmental or other authority by tenants under the terms of leases approved by Mortgagee, provided satisfactory proof of payment is promptly furnished to Mortgagee.

    6.   Change in Taxes.  In the event any tax shall be due or become due and
         ---------------
payable to the United States of America, the State of New Jersey or any political subdivision thereof with respect to the execution and delivery or recordation of this Mortgage or any other Loan Document or the interest of Mortgagee in the Security (other than income and franchise taxes), Mortgagor shall pay such tax at the time and in the manner required by applicable law and Mortgagor shall hold Mortgagee harmless and shall indemnify Mortgagee against any liability of any nature whatsoever as a result of the imposition of any such tax. In the event of the enactment, after the date of this instrument, of any law changing in any way the present law as to the taxation of notes or debts secured by mortgages, for Federal, State, or local purposes, or the manner of collection of any Impositions, so as to affect this Mortgage or the Note secured hereby, then Mortgagor shall upon demand make such payments to Mortgagee and take such other steps, as may be necessary in Mortgagee's reasonable judgment, to place Mortgagee in the same financial position as it was prior to any such enactment, failing which, or if the Mortgagor is not permitted by law to make such payments, the Indebtedness shall, at the option of Mortgagee, immediately become due and payable.

    7.   Insurance.  Mortgagor shall at all times until the Indebtedness shall
         ---------
be paid in full, keep the Security insured against loss or damage for its full replacement cost (which cost shall be reset once a year at Mortgagee's option) under policies of All Risk Replacement Cost Insurance with Agreed Amount Endorsement (including risks of war and nuclear explosion, if available upon commercially reasonable terms), and shall further provide flood insurance to the extent available (if the Security is situated in an area which is considered a flood risk area by the federal government or any agency thereof), boiler and machinery insurance, earthquake insurance (if generally required by Mortgagee for new mortgage loans in the State of New Jersey), business interruption insurance in an amount sufficient to cover the total of all income accruing from the Security for a one year period, comprehensive general liability insurance in a minimum amount of $1,000,000 and excess or umbrella liability of at least $200,000,000, and during any period of restoration, a policy or policies of builder's "all risk" insurance in an amount not less than the full insurable value of the Security against such risks as Mortgagee may request and such other appropriate insurance as Mortgagee may require from time to time (it being understood that Mortgagee shall not require other insurance which it does not generally require for new mortgage loans of similar properties), in such amounts and with such companies as shall be approved by Mortgagee with a Best's rating of A-:10 or better, and will deliver original certificates of such insurance to Mortgagee. Each such policy shall name Mortgagee as an additional insured or loss payee, as applicable (but being named as both on the policy of All Risk Placement Cost Insurance), and shall provide that, with respect to property insurance, all proceeds shall be payable to Mortgagee, that the same may not be canceled or modified except upon thirty (30) days prior written notice to Mortgagee, that no act or thing done by Mortgagor shall invalidate the policy as against Mortgagee, shall be endorsed with standard noncontributory mortgagee clauses in favor of and in form acceptable to Mortgagee, and shall otherwise be in such form as shall be reasonably acceptable to Mortgagee, so that at all times until the payment in full of the Indebtedness, Mortgagee shall have and hold the said policy and policies as further collateral for the payment of all Indebtedness. If Mortgagor shall fail to obtain any such certificates required by Mortgagee, or shall fail to deliver the same to Mortgagee, then Mortgagee may obtain such insurance and pay the premium or premiums therefor, in which event Mortgagor shall, within five (5) Business Days after demand of Mortgagee, repay to Mortgagee such premium or premiums with, if the same is not paid within said five (5) Business Day period, interest thereon from the date demand is made therefor until paid at the Default Rate, and such repayment shall be secured by the lien of this Mortgage. If Mortgagor fails to maintain the levels and coverages of insurance required under this Mortgage, then Mortgagor shall indemnify Mortgagee to the extent that a casualty occurs and insurance proceeds would have been available had such levels and coverages of insurance been maintained.

         Mortgagor shall promptly provide to Mortgagee copies of any and all notices (including notices of non-renewal), claims, and demands which Mortgagor receives from insurers of the Security. Mortgagor shall also provide to Mortgagee, upon prior reasonable notice, access to the original policies of insurance maintained pursuant to this Section 7.

         Effective from and after any Event of Default, Mortgagor hereby assigns to Mortgagee, as further collateral for the Indebtedness, all rights of Mortgagor in and to any unearned premiums on any insurance policy required to be furnished by Mortgagor.

    8.   Insurance/Condemnation Proceeds.  Mortgagor hereby assigns to Mortgagee
         -------------------------------
all proceeds of any insurance or condemnation awards which Mortgagor may be entitled to receive for loss or damage to, or a taking of, the Security. In the event of loss or damage to, or a taking of, the Security, the proceeds of said insurance or condemnation award shall be payable to Mortgagee alone and Mortgagor hereby authorizes and directs any affected insurance company or government agency to make payments of the insurance proceeds or condemnation awards directly to Mortgagee. In the event that any such insurance proceeds or condemnation awards are paid directly to Mortgagor, Mortgagor shall make such proceeds or awards available to Mortgagee within five (5) days of Mortgagor's receipt thereof. No such loss or damage shall itself reduce the Indebtedness. Mortgagee is authorized to adjust and compromise such loss without the consent of Mortgagor (if an Event of Default shall then exist), to collect and receive such proceeds or awards in the name of Mortgagee and Mortgagor and to endorse Mortgagor's name upon any check in payment thereof. Subject to the provisions of Sections 9, 10 and 11 hereof, such proceeds or awards shall be applied first toward reimbursement of all reasonable costs and expenses of Mortgagee in collecting said proceeds or awards, and then toward payment of the Indebtedness or any portion thereof, whether or not then due and payable, in whatever order Mortgagee may elect.

         In the event of foreclosure of this Mortgage or other transfer of title to the Security in consideration of the extinguishment, in whole or in part, of the Indebtedness, all right, title, and interest of Mortgagor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights thereunder then in force, shall pass to the purchaser or grantee notwithstanding the amount of any bid at such foreclosure sale. Nothing contained herein shall prevent the accrual of interest as provided in the Note on any portion of the principal balance due under the Note until such time as the insurance proceeds or condemnation awards are actually received and applied to reduce the principal balance outstanding.

    9.   Restoration Following Fire and Other Casualty or Condemnation.  In the
         -------------------------------------------------------------
event of damage to the Security by reason of fire or other hazard or casualty, Mortgagor shall give prompt written notice thereof to Mortgagee and shall proceed with reasonable diligence to perform repair, replacement and/or rebuilding work (hereinafter referred to as the "Work") to restore the Security as nearly as practicable to its condition prior to such damage in full compliance with all legal requirements. In the event of a taking by power of eminent domain or conveyance in lieu thereof ("condemnation"), if restoration is feasible as reasonably determined by Mortgagee, then Mortgagor shall proceed with reasonable diligence to perform such restoration (also referred to as the "Work"). Before commencing the Work, Mortgagor shall comply with the following requirements:

         (a) Mortgagor shall furnish to Mortgagee complete plans and specifications for the Work, for Mortgagee's approval, which approval shall not be unreasonably withheld. Said plans and specifications shall bear the signed approval thereof by an architect satisfactory to Mortgagee and shall be accompanied by the architect's signed estimate, bearing the architect's seal, of the entire cost of completing the Work, and shall provide that upon completion of the Work, the general utility of the Security shall be comparable to its general utility prior to the damage or destruction or condemnation.

         (b) Mortgagor shall furnish to Mortgagee certified copies of all permits and approvals required by law in connection with the commencement and conduct of the Work.

         (c) Mortgagor shall furnish to Mortgagee, prior to the commencement of the Work, a surety bond for or guaranty of completion of and payment for the Work, which bond or guaranty shall be in form satisfactory to Mortgagee and shall be signed by a surety or sureties, or guarantor or guarantors, as the case may be, who are acceptable to Mortgagee, and in an amount not less than the architect's estimate of the entire cost of completing the Work, less the amount of insurance proceeds or condemnation award, if any, then held by Mortgagee and which Mortgagee shall have elected or shall be required to apply toward restoration of the Security as provided in Section 10 hereof.

         Mortgagor shall not commence any of the Work until Mortgagor shall have complied with the above requirements, and thereafter Mortgagor shall perform the Work diligently and in good faith in accordance with the plans and specifications referred to in subsection (a) above.

         If, as provided in Section 10 hereof, Mortgagee shall have elected or is required to apply any insurance proceeds or condemnation awards toward repair or restoration of the Security, then so long as the Work is being diligently performed by Mortgagor in accordance with the provisions of this Mortgage, Mortgagee shall disburse such insurance proceeds or condemnation awards to Mortgagor from time to time during the course of the Work in accordance with the following provisions:

         A. The Work shall be in the charge of an experienced construction manager satisfactory to Mortgagee with the consultation of an architect or engineer;

         B. Each request for payment shall not be made more often than at thirty (30) day intervals, on ten (10) Business Days (hereinbelow defined) prior notice to Mortgagee, and shall be accompanied by a certificate, reasonably satisfactory to Mortgagee of the architect or engineer, dated not more than ten (10) days prior to the application for withdrawal of funds, stating:

               (i) that all of the Work for which payment is being requested is in place and has been completed in compliance with the approved plans and specifications and all applicable legal requirements;

              (ii) that the sum then requested to be withdrawn has been paid by Mortgagor and/or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated) who have rendered or furnished certain services or materials for the Work and giving a brief description of such services and materials and the principal subdivisions or categories thereof and the respective amounts so paid or due to each of said persons in respect thereof and stating the progress of the Work up to the date of said certificate;

              (iii) that the sum then requested to be withdrawn, plus all sums previously withdrawn, does not exceed the cost of the Work insofar as actually accomplished up to the date of such certificate;

              (iv) that the remainder of the moneys held by Mortgagee will be sufficient to pay in full for the completion of the Work;

              (v) that no part of the cost of the services and materials described in the foregoing paragraph (ii) of this Clause B has been or is being made the basis of the withdrawal of any funds in any previous or then pending application; and

              (vi) that, except for the amounts, if any, specified in the foregoing paragraph (ii) of this Clause B to be due for services or materials, there is no outstanding indebtedness known, which is then due and payable for work, labor, services or materials in connection with the Work which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or materialman's statutory or other similar lien upon the Security or any part thereof.

         C. Mortgagor shall deliver to Mortgagee satisfactory evidence that the Security and every part thereof, and all materials and all property described in the certificate furnished pursuant to the foregoing Clause B, are free and clear of all mortgages, liens, charges or encumbrances, except
    (a) encumbrances, if any, securing indebtedness due to persons (whose names and addresses and the several amounts due them shall be stated) specified in said certificate furnished pursuant to the foregoing Clause B, which encumbrances will be discharged upon disbursement of the funds then being requested, and (b) this Mortgage and the Permitted Encumbrances. Mortgagee shall accept as satisfactory evidence under this Clause C a certificate of a title insurance company acceptable to Mortgagee or an endorsement to Mortgagee's existing loan title policy insuring the lien of this Mortgage, dated as of the date of the making of the disbursement, confirming the foregoing.

         D. If requested by Mortgagee for the first advance or the final advance, Mortgagor shall deliver to Mortgagee a survey of the Security dated as of a date within ten (10) days prior to the making of the advance (or revised to a date within ten days prior to the advance) showing no encroachments other than those, if any, acceptable to Mortgagee.

         E. There shall be no Event of Default under the Note or under any of the other Loan Documents.

         Mortgagee at its option may waive any of the foregoing requirements.

         Upon compliance by Mortgagor with the foregoing Clauses A, B, C, D and E (except for such requirements, if any, as Mortgagee at its option may have waived), Mortgagor shall, to the extent of the insurance proceeds or condemnation award, if any, which Mortgagee shall have elected or shall be required to apply to restoration of the Security, pay or cause to be paid to the persons named in the certificate furnished pursuant to the foregoing Clause B, the respective amounts stated in said certificate to be due them, less ten percent (10%) retainage ("Retainage"), and Mortgagee shall pay to Mortgagor the amounts stated in said certificate to have been paid by Mortgagor, less Retainage.

         If upon completion of the Work there shall be condemnation awards held by Mortgagee over and above the amounts withdrawn pursuant to the foregoing provisions, plus retainage, then Mortgagee, at Mortgagee's option, may either retain such awards and apply the same in reduction of the Indebtedness in whatever order Mortgagee may elect, or Mortgagee may pay over such awards to Mortgagor. If upon completion of the Work there shall be insurance proceeds held by Mortgagee over and above the amounts withdrawn pursuant to the foregoing provisions, plus retainage, then Mortgagee, shall pay over such proceeds to Mortgagor.

         Upon completion of the Work, in addition to the requirements of the foregoing Clauses A, B, C, D and E, Mortgagor shall promptly deliver to
    Mortgagee:

         (a) A written certificate of the architect or engineer that the Work has been fully completed in a good and workmanlike manner in accordance with the approved plans and specifications;

         (b) A written report and policy of a title insurance company acceptable to Mortgagee insuring the Security against mechanics' and materialmen's liens;

         (c) A certificate by Mortgagor in form and substance satisfactory to Mortgagee, listing all costs and expenses in connection with the completion of the Work and the amount paid by Mortgagor with respect to the Work;

         (d) A temporary certificate of occupancy and all other applicable certificates, licenses, consents and approvals issued by governmental agencies or authorities with respect to the Security and by the appropriate Board of Fire Underwriters or other similar bodies acting in and for the locality in which the Security is situated, provided that within thirty (30) days after completion of the Work, Mortgagor shall obtain and deliver to Mortgagee a permanent certificate of occupancy for the Security.

         Upon receipt of the foregoing items, Mortgagee shall pay any Retainage held by Mortgagee for the benefit of Mortgagor.

         Notwithstanding any other provision contained in Section 8, 9 or 10 hereof and provided that there does not then exist an Event Default, in the event the costs of restoration following any damage by fire or other hazard or casualty shall not exceed $250,000, then the first sentence of this Section 9 and the second sentence of Section 8 hereof shall be applicable but the other requirements of this Article shall be inapplicable, and such insurance proceeds shall be paid to Mortgagor by Mortgagee for application to the cost of the Work; promptly after the completion thereof, Mortgagor shall provide to Mortgagee satisfactory proof that the same has been accomplished and paid for in accordance with all legal requirements.

    10.  Disposition of Condemnation or Insurance Proceeds.  Mortgagee, in its
         -------------------------------------------------
absolute discretion, may decide whether and to what extent, if any, proceeds of insurance or condemnation will be made available to Mortgagor for repair or restoration of the Security. Notwithstanding the foregoing, Mortgagee agrees to make insurance or condemnation proceeds available to Mortgagor for repair or restoration provided:

     (i) Not more than 20% of the total floor area of the Improvements is damaged or taken, and, in the case of a condemnation, the portion of the Improvements not taken by condemnation has not, in Mortgagee's sole reasonable opinion, been rendered economically nonviable by the taking;

    (ii)   There exists no Event of Default;

    (iii) Mortgagor can demonstrate to Mortgagee's reasonable satisfaction that Mortgagor has the financial ability to make all scheduled payments when due under the Loan Documents during repair or restoration, whether from proceeds of business interruption insurance or otherwise;

    (iv) Such damage or taking occurs prior to the date which is one (1) year prior to the maturity date under the Note;

     (v) The Work will return the Improvements to substantially the size, design, and utility as existed immediately before the casualty or condemnation; and

    (vi) The proceeds are released under escrow/construction funding arrangements specified in Section 9 hereof.

         If the above conditions are not met and Mortgagee elects not to make the proceeds available for the Work, then such proceeds shall be applied to reduce the Indebtedness in whatever order Mortgagee may elect. Any application of such proceeds to the principal indebtedness evidenced by the Note shall be at par (without any premium) and shall cause a recalculation of monthly payments of principal and interest under the Note based on the reduced principal balance under the Note; provided, however, that if there exists an Event of Default, the prepayment fee as provided in the Note shall also be due.

    11.  Fire and Other Casualty; Self-Help.  If within one hundred twenty (120)
         ----------------------------------
days after the occurrence of any damage to the Security in excess of $250,000 or the condemnation of any portion of the Security, Mortgagor shall not have submitted to Mortgagee and received Mortgagee's approval of plans and specifications for the Work or shall not have obtained approval of such plans and specifications from all governmental authorities whose approval is required, or if, after such plans and specifications are approved by Mortgagee and all such governmental authorities, Mortgagor shall fail to promptly commence the Work, or if thereafter Mortgagor fails to perform the Work diligently or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with the Work, or if Mortgagor shall fail to complete the Work promptly, then, in addition to all other rights herein set forth, and after giving Mortgagor twenty (20) days written notice of the nonfulfillment of one or more of the foregoing conditions Mortgagee, or any lawfully appointed receiver of the Security, may at its respective option, perform or cause the Work to be performed, and may take such other steps as it deems advisable to perform the Work, and may enter upon the Security for any of the foregoing purposes, and Mortgagor hereby waives, for Mortgagor and all others holding under Mortgagor, any claim against Mortgagee or such receiver arising out of anything done by Mortgagee or such receiver pursuant to this Section, and Mortgagee may apply insurance proceeds (without the need to fulfill the requirements of Section 9 hereof) to reimburse Mortgagee, and/or such receiver for all amounts expended or incurred by them, respectively, in connection with the performance of the Work, and any excess costs shall be paid by Mortgagor to Mortgagee within five (5) Business Days after demand, with (if the same is not paid within said five (5) Business Day period) interest from the date demand is made therefor until paid at the Default Rate (hereinafter defined), and such payment shall be secured by the lien of this Mortgage.

    12.  Business Interruption Insurance Proceeds.  If Mortgagor shall promptly
         ----------------------------------------
commence and diligently perform the Work, and there shall be no Event of Default under the Loan Documents, then Mortgagee shall each month pay to Mortgagor out of the business interruption insurance proceeds held by Mortgagee a sum equal to the amount, if any, by which the business interruption insurance proceeds paid by the insurer for the preceding month exceeds the amounts payable to Mortgagee under the Loan Documents for such month. Mortgagee at its option may waive any of the foregoing conditions to the payment of business interruption insurance proceeds. If Mortgagor does not fulfill the foregoing conditions entitling Mortgagor to monthly disbursements of rent insurance proceeds, then such rent insurance proceeds may be applied by Mortgagee, at Mortgagee's option, to the payment of the Indebtedness in whatever order Mortgagee may elect. The provisions of this Section 12 are subject to the Hotel Management Agreement.

    13.  Renovation Work.  Mortgagor shall diligently and continuously and in
         ---------------
good faith take all commercially reasonable actions, and shall otherwise take all necessary measures to encourage and facilitate completion of and payment for the renovation work described in Exhibit C attached hereto in full compliance with all applicable laws, ordinances, codes, rules and regulations no later than January 31, 1999.

    14.  Repair; Alterations; Waste.  Mortgagor shall keep all of the Security
         --------------------------
in good and substantial repair, and expressly agrees that it will neither permit nor commit any waste upon the Security, nor do any act or suffer or permit any act to be done, whereby the Security will become less valuable or the lien hereof may be impaired and shall comply with all zoning laws, building codes, subdivision laws, environmental laws and other laws, ordinances, rules and regulations made or promulgated by any government or municipality, or by any agency thereof or by any other lawful authority, which are now or may hereafter become applicable to the Security. Subject to Sections 9 and 10 hereof, Mortgagor shall repair or restore any building now or hereafter under construction on the Security and complete the same within a reasonable period of time. Mortgagor agrees not to initiate or acquiesce in any zoning variance or reclassification, without Mortgagee's prior written consent. Subject to Section 9, 10 and 13 hereof, Mortgagor shall not construct any additional building or buildings or make any other improvements on the Land, nor alter, remove or demolish any building or other Improvements on the Land, without the prior written consent of Mortgagee.

         Mortgagor covenants and agrees to maintain the Real Property in compliance with the applicable provisions of the Americans With Disabilities Act of 1990, and all rules and regulations promulgated thereunder, as the same may be amended from time to time. Mortgagor shall comply with all terms and implement the recommendations contained in that certain ADA Survey of the Real Property dated February 24, 1997.

         If Mortgagor fails to observe any of the provisions of this Section, or suffers any Event of Default to exist under this Section, Mortgagee or a lawfully appointed receiver of the Security at its option, from time to time, may perform, or cause to be performed, any and all repairs and such other work as it deems necessary to bring the Security into compliance with the provisions of this Section and may enter upon the Security for any of the foregoing purposes, and Mortgagor hereby waives any claim against Mortgagee and/or such receiver, arising out of such entry or out of any other act carried out pursuant to this Section. Mortgagor shall upon demand repay to Mortgagee and such receiver, with interest from the date demand is made therefor until paid at the Default Rate, all amounts expended or incurred by them, respectively, in connection with any action taken pursuant to this Section, and such repayment shall be secured by the lien of this Mortgage.

         Mortgagor represents and warrants that there are and at all times while this Mortgage is outstanding will be at least 650 paved, designated parking spaces as part of the Security.

    15.  Environmental Matters. Reference is made to that certain Environmental
         ---------------------
Indemnification Agreement dated as of even date herewith by Mortgagor and Marriott Hanover Hotel Corporation to Mortgagee (the "Environmental Indemnification Agreement"), which Environmental Indemnification Agreement is hereby incorporated by reference and made a part of this Mortgage in its entirety. Supplementing, but not limiting, the Environmental Indemnification Agreement, Mortgagor hereby represents and warrants to Mortgagee that except for violations of the Environmental Laws and/or Disposals of Hazardous Materials specifically disclosed as such in the Environmental Reports, true and complete copies of all of which have been delivered to Mortgagee:

         a. Mortgagor has not used, and to the best of Mortgagor's knowledge, no prior owner or current or prior tenant, subtenant, or other occupant of all or any part of the Real Property has disposed of Hazardous Materials on, in, under or above from the Real Property such that any Remedial Work is required under any of the Environmental Laws, and Mortgagor will not permit any such disposal or violation of the violation of the Environmental Laws to occur or to continue to exist; and

         b. Mortgagor has received no notice from any person or entity, public or private, claiming any violation of any Environmental Law with regard to the Real Property nor has it received any administrative order or entered into any administrative consent order with any governmental agency with respect to Hazardous Materials on or at the Real Property; and

         c. To the best of Mortgagor's knowledge, the Real Property does not contain any asbestos-containing material in friable form, and there is no current or potential airborne contamination of the Real Property by asbestos fiber, including, but not limited to, any potential contamination that would be caused by maintenance or tenant finish activities in the Real Property.

    Unless otherwise defined herein, all defined terms used in this Section 15 shall have the meanings ascribed thereto in the Environmental Indemnification Agreement.

    16.  Independence of Security.  Mortgagor shall not by act or omission
         ------------------------
permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Security or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Security or any interest therein to be so used. Similarly, no part of the Security shall rely on any premises not subject to the lien of this Mortgage or any interest therein to fulfill any governmental or municipal requirement. Mortgagor shall not by act or omission impair the integrity of the Land as a single zoning lot, and as one or more complete tax parcels, separate and apart from all other premises. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this Section shall be void.

    17.  No Other Liens.  Mortgagor shall not consent, agree to, or permit any
         --------------
mortgage, lien, or security interest upon or affecting the Security or any part thereof except as granted or permitted in this Mortgage, the Permitted Encumbrances and any other lien or security interest granted to Mortgagee. Mortgagor will promptly pay and discharge any and all amounts which are now or hereafter become liens against the Security whether or not superior to the lien hereof or to any assignment of rents and leases given to Mortgagee. The covenants of this Section shall survive any foreclosure and sale of the Security and any conveyance thereof by deed in lieu of foreclosure with respect to any such liens in existence as of the date of transfer of title.

         Notwithstanding the foregoing provisions of this Article 17, Mortgagor may grant a single subordinate mortgage encumbering the Security; provided, however, that (a) the principal amount secured thereby shall not exceed $9,000,000.00, (b) the holder of such mortgage from time to time shall be Host Marriott Corporation, a Delaware corporation, or an entity which is directly or indirectly wholly owned by Host Marriott Corporation, (c) the loan secured by such mortgage shall only be repaid, if at all, from cash available to Mortgagor under the Hotel Management Agreement) after payment of all amounts then due and payable under the Loan Documents, (d) Mortgagor shall give to Mortgagee at least twenty (20) days prior notice thereof and shall reimburse Mortgagor for its reasonable counsel fees and other expenses incurred in connection with such subordinate mortgage, and (e) Mortgagor shall satisfy the requirements of Exhibit B hereto.

    18.  Intentionally Omitted.
         ---------------------

    19.  Fixtures, Furnishings and Equipment Reserve.  The provisions of this
         -------------------------------------------
Section 19 shall not be effective unless and until (i) the Hotel Management Agreement shall terminate or expire (unless replaced by a similar agreement in form and with an operator acceptable to Lender in its sole discretion), or (ii) deposits are not being made into the Repair and Equipment Reserve Account as and to the extent required under the Hotel Management Agreement (or a similar escrow established under any such replacement agreement), whichever is earlier, and Mortgagee shall notify Mortgagor thereof. Thereafter, until further notice from Mortgagee to Mortgagor, the provisions of this Section 19 shall be effective.

    Mortgagor shall deposit with Mortgagee or with an escrow agent selected by Mortgagee, on the fifth (5th) day of each calendar month (each of which dates is hereinafter called the "FF&E deposit date") until the payment in full of the Indebtedness a sum equal to five percent (5%) of Gross Revenues (as defined in the Hotel Management Agreement) generated during and/or attributable to the immediately preceding calendar month along with financial statements and a reasonably detailed description of the calculation of Gross Revenues for such month.

         The funds deposited under this Section 19 shall be made available by Mortgagee from time to time for the purposes of making or procuring the following: (1) replacements and renewals to the Improvements and to the fixtures, furniture, furnishings and equipment therein, and (2) certain routine repairs and maintenance to the Improvements which are normally capitalized under generally acceptable accounting principles such as exterior and interior repainting, resurfacing building walls, floors, roofs and parking areas, and replacing folding walls and the like, but which are not major repairs, alterations, improvements, renewals or replacements to the Improvements structure or to the mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems thereof (collectively the "FF&E").

         The sums deposited by Mortgagor under this Section 19 shall be held in an interest-bearing account with interest being retained by Mortgagee as part of the reserve, and applied, subject to the approval of Lender, upon satisfaction of the following conditions:

              (i) funds shall be released to Mortgagor to pay for amounts of money actually owed by Mortgagor for FF&E;

              (ii) funds shall be released in minimum increments of at least
                   $2,500, with such releases not to be made more often than once each calendar month;

              (iii) at the time of any release, there shall exist no Event of Default; and

              (iv)   Mortgagee shall have received the following:

    a. along with each request for release of such funds, a certificate, in form and substance reasonably satisfactory to Lender, requesting payment and certifying that the portion of the FF&E for which payment is being sought has been fully completed or delivered and payment therefor is due and owing, and funds shall be applied only to the payment thereof; and

    b. if applicable, lien waivers and releases from each contractor, subcontractor, material supplier or vendor with respect to all work performed or services provided by such parties with respect to the FF&E for which funds were previously released.

    In the event that at any time there exists an omission, discrepancy and/or mistake in the calculation of Gross Revenues, or a modification and/or correction is subsequently necessary due to a change or correction in facts, circumstances and/or assumptions made in order to calculate Gross Revenues, Mortgagor shall, within ten (10) days of its first becoming aware of facts that would indicate the need for a change in the calculation of Gross Revenues, deliver written notice to Mortgagee describing in reasonable detail the necessary change and an appropriate increase or decrease shall be made to the next succeeding monthly payment.

         Upon an assignment of this Mortgage, Mortgagee shall have the right to arrange to transfer all amounts deposited and still in its possession to the assignee and, upon such transfer, Mortgagee shall be completely released from all liability with respect to such deposit and Mortgagor or owner of the Security shall look solely to the assignee or transferee in reference thereto.

         Upon the payment in full by Mortgagor of the entire Indebtedness, any sums then held by Mortgagee under this Section (including interest thereon) shall be refunded to Mortgagor. All amounts deposited shall be held by Mortgagee as additional security for the sums secured by this Mortgage, and Mortgagor hereby grants to Mortgagee a security interest in such sums, and upon the occurrence and during the continuance of an Event of Default hereunder Mortgagee may, in its sole and absolute discretion, apply said amounts to the payment of the Indebtedness in whatever order Mortgagee may elect.

    20.  Sidewalks, Municipal Charges.  Mortgagor will promptly pay and
         ----------------------------
discharge any and all license fees and similar charges, with penalties and interest thereon, which may be imposed by the municipality in which the Security is situated, for the use of vaults, chutes, areas and other space beyond the lot line and under or abutting the public sidewalks in front of or adjoining the Security, and Mortgagor will promptly cure any violation of law and comply with any order of such municipality respecting the repair, replacement or condition of the sidewalk or curb in front of or adjoining the Security, and in default thereof Mortgagee may, upon five (5) days notice to Mortgagor, pay any and all such license fees or similar charges, with penalties and interest thereon, and the charges of the municipality for such repair or replacement, and any amount so paid or advanced by Mortgagee and all costs and expenses incurred in connection therewith (including, without limitation, reasonable attorneys' fees), with interest thereon from the date of demand until paid at the Default Rate specified in the Note, shall be a demand obligation of Mortgagor to Mortgagee, and, to the extent permitted by law, shall be added to the Indebtedness and shall be secured by the lien of this Mortgage; but Mortgagor may in good faith contest, at Mortgagor's own cost and expense, by proper legal proceedings, the validity or amount of any fees, charges, penalties or interest, on the condition that Mortgagor first shall deposit with Mortgagee, as security for the payment of such contested item, an amount in cash or a bond assuring payment in an amount equal to the contested item plus all penalties and interest which would be payable if Mortgagor is ultimately required to pay such contested item, and on the further condition that no amount so contested may remain unpaid for such length of time as shall permit the Security, or the lien thereon created by the item being contested, to be sold for the nonpayment thereof, or as shall permit an action, either of foreclosure or otherwise, to be commenced by the holder of any such lien.

    21.  Assignment of Rents, Revenues and Leases.  Mortgagor hereby presently,
         ----------------------------------------
irrevocably, absolutely and unconditionally transfers, assigns and sets over unto Mortgagee all of its right, title and interest in and to all present and future leases, license agreements, concession agreements, lease termination agreements and other occupancy agreements of any nature, oral or written, of the Land and of space in the Improvements, together with all modifications, supplements, extensions, renewals and replacements thereof now existing or hereafter made, and also together with the rights to sue for, collect and receive all rents, prepaid rents, additional rents, royalties, security deposits, damages payable upon default by tenant, or other sums in any of said leases provided to be paid to the lessor thereunder, profits, income, license fees, concession fees, lease termination fees and issues of the Security (collectively, "Rents and the Revenues"), to be applied by Mortgagee in payment of the Indebtedness and also together with any and all guaranties of the obligations of the tenants thereunder and the rights of Mortgagor to receive, hold and apply all bonds and security in all of said leases provided to be furnished to the lessor thereunder, and also together with the rights of Mortgagor to enforce any and all of the agreements, terms, covenants and conditions in all of said leases provided and to give notices thereunder. Upon the occurrence of an Event of Default and for so long as such Event of Default shall exist, and during the pendency of any foreclosure proceeding and during any redemption period, Mortgagee may receive and collect the Rents and the Revenues personally or through a receiver. Mortgagor agrees to consent to a receiver if this is believed necessary or desirable by Mortgagee to enforce its rights under this Section.

         Notwithstanding anything to the contrary contained herein, Mortgagee grants to Mortgagor a revocable license (a "Revocable License") to hold and administer security deposits and to collect, use and distribute (subject to the provisions of Section 40 of this Mortgage) the Rents and Revenues as they respectively become due, to enforce such leases, and to exercise the rights of the landlord or licensor thereunder so long as no Event of Default has occurred and is continuing. The Revocable License shall be revocable by written notice sent by Mortgagee to Mortgagor, and shall be revocable only if any Event of Default exists hereunder. If all outstanding Events of Default are cured or waived prior to Acceleration of Maturity (as defined in the Note), Mortgagee agrees that Mortgagor shall be entitled to and shall automatically receive a new Revocable License under the exact same terms and conditions.

         Except in connection with a subordinate mortgage financing permitted under Section 17 or as permitted under Section 26(f), Mortgagor shall not otherwise assign or pledge, or contract, expressly or by implication, to assign or pledge, any lease of the Land or space in the Improvements or the rights to sue for, collect and receive any Rents, or the rights to receive, hold and apply any bonds and security in any of said leases provided to be furnished to the lessor thereunder, or the rights to enforce any of the agreements, terms, covenants or conditions of said leases or to give notices thereunder, unless in each instance the written consent thereto of Mortgagee be first obtained.

         Nothing in this Mortgage shall be construed to obligate Mortgagee, expressly or by implication, to perform any of the covenants of Mortgagor as lessor under any of the leases hereinabove assigned or to pay any sum of money or damages therein provided to be paid by the lessor.

         If Mortgagee shall from time to time suffer or permit Mortgagor to sue for, collect or receive any Rents, or to receive, hold or apply any bonds or security under said leases, or to enforce any of the agreements, terms, covenants or conditions thereunder or to give notices thereunder, neither such sufferance nor permission shall constitute a waiver or relinquishment by Mortgagee of the rights hereunder and hereby assigned to Mortgagee with respect to any subsequent Rents or with respect to any subsequent receipt, holding or application of bonds or security or any subsequent enforcement of such agreements, terms, covenants or conditions or any subsequent notices.

    22.  Future Leases.  Mortgagor will not hereafter make any lease to any
         -------------
tenant, or amend, modify, terminate, renew or extend any lease (other than a renewal to which a tenant is entitled under the terms of an existing lease or contained in a lease that is subsequently approved by Mortgagee), affecting the Security unless Mortgagee shall first consent in writing to the terms of said lease and the form of the lease; provided, however, that the consent of Mortgagee will not be required with respect to any lease which covers no more than 500 square feet of net rentable area, is written on a standard form of lease reasonably acceptable to Mortgagee without any changes thereto and contains no option on the part of the tenant thereunder to cancel the lease (other than as may be provided in the approved standard form) or acquire any ownership interest in the Security.

         All leases must be subordinate to the lien of the Mortgage unless Mortgagee otherwise specifies. Each lease must contain a provision that, upon notice to tenant by

Mortgagee, the lease shall become superior, in whole or in part, to the lien of the Mortgage. Without limiting the foregoing, Mortgagee hereby reserves the right to subordinate this Mortgage to any lease subsequently made by recording a declaration to that effect, executed by Mortgagee, which declaration once so recorded shall be binding upon the tenant under such lease and such tenant's successors and assigns.

         Mortgagor will furnish to Mortgagee a true and complete copy of each lease, amendment, modification, extension, or renewal of lease, hereafter made by Mortgagor with respect to space in the Security, within ten (10) days after delivery of each such lease, amendment, modification, extension, or renewal by the parties thereto. Mortgagor shall also furnish to Mortgagee an original mortgagee attornment agreement executed by each tenant leasing in excess of 500 square feet of net rentable area in the Security and an original estoppel, addressed to Mortgagee, from each such tenant in form and substance satisfactory to Mortgagee.

         Mortgagor will from time to time upon demand of Mortgagee, confirm in writing the assignment to Mortgagee of any or all leases of Land and space in the Improvements, and such written confirmation shall be in such form as Mortgagee shall require and as shall be necessary to make the same recordable.

    23.  Mortgagor's Obligations as Lessor.  (a) Mortgagor shall, at Mortgagor's
         ---------------------------------
cost and expense, promptly and fully perform each and every material covenant, condition, promise and obligation on the part of the lessor to be performed pursuant to the terms of each and every lease or letting, written or oral, now or hereafter made with respect to the Security or any part or parts thereof, and shall not suffer or permit there to exist any default in such performance on the part of such lessor or permit any event to occur which would give the tenant under any such lease the right to terminate the same or to offset rent.

    (b) Mortgagor shall give Mortgagee immediate notice of any material default under any lease, or of the receipt by Mortgagor of any notice of default from the lessee or its successors or assigns under a lease, and Mortgagor shall furnish to Mortgagee immediately any and all information which Mortgagee may request concerning the performance and observance of all covenants, agreements and conditions contained in the leases by the lessor thereunder to be kept, observed and performed and concerning the compliance with all terms and conditions of the leases. Mortgagor hereby authorizes Mortgagee and its representatives to make investigations and examinations concerning such performance, observance and compliance, and Mortgagor, upon request, shall promptly deposit with Mortgagee any and all documentary evidence relating to such performance, observance and compliance and copies of any and all notices, communications, plans, specifications or other instruments or documents received or given by Mortgagor in any way relating to or affecting the leases which may concern or affect the estate of the lessor or the lessee in or under the leases or in the premises thereby demised.

    (c) In the event of any failure by Mortgagor to keep, observe or perform any covenant, agreement or condition contained in the leases or to comply with the terms and conditions of the leases, any performance, observance or compliance by Mortgagee pursuant to this Mortgage on behalf of Mortgagor shall not remove or waive, as between Mortgagor and Mortgagee the corresponding Event of Default under the terms of this Mortgage.

    24.  Leases; Foreclosure.  Any proceedings or other steps taken by Mortgagee
         -------------------
to foreclose this Mortgage, or otherwise to protect the interests of Mortgagee hereunder, shall not operate to terminate the rights of any present or future tenant of space in the Improvements, notwithstanding that said rights may be subject and subordinate to the lien of this Mortgage, unless Mortgagee specifically elects otherwise in the case of any particular tenant. The failure to make any such tenant a defendant in any such foreclosure proceeding and to foreclose such tenant's rights will not be asserted by Mortgagor or any other defendant in such foreclosure proceeding as a defense to any proceeding instituted by Mortgagee to foreclose this Mortgage or otherwise protect the interests of Mortgagee hereunder.

    25.  Hotel Management Agreement.  Mortgagor shall, at Mortgagor's cost and
         --------------------------
expense, promptly and fully perform each and every covenant, condition, promise and obligation of the owner of the Security under the Hotel Management Agreement, and shall make all payments therein and thereby required to be made by the owner of the Security. Mortgagor shall not cancel, transfer, amend, or assign the Hotel Management Agreement without the prior written consent of Mortgagee, and Mortgagor shall not consent to the cancellation, transfer, amendment, or assignment of the Hotel Management Agreement by any other party thereto, without the prior written consent of Mortgagee.

         Mortgagor shall furnish to Mortgagee, within three (3) days after receipt thereof, or after the mailing or service thereof by Mortgagor, as the case may be, a copy of each notice of default which Mortgagor shall give to, or receive from any person, based upon the occurrence, or alleged occurrence, of any default or defaults in the performance of any covenant, condition, promise or obligation under the Hotel Management Agreement.

         Whenever and as often as Mortgagor shall fail to perform, promptly and fully, at Mortgagor's cost and expense, any covenant, condition, promise or obligation on the part of the owner of the Security under and pursuant to the Hotel Management Agreement beyond any applicable notice or grace period therein, Mortgagee, or a lawfully appointed receiver of the Security, may, at their respective options, enter upon the Security and perform, or cause to be performed, such work, labor, services, acts or things, and take such other steps and do such other acts as they may deem advisable, to cure such defaulted covenant, condition, promise or obligation, and Mortgagor shall reimburse Mortgagee upon demand for all costs and expenses reasonably incurred by Mortgagee and any such receiver in taking any action pursuant to this Section, which reimbursement shall be secured by the lien of this Mortgage.

    26.  Events of Default.  Each of the following shall constitute an "Event of
         -----------------
Default" hereunder and shall entitle the Mortgagee to exercise its remedies hereunder and under any of the other Loan Documents or as otherwise provided by law:

         (a) Any payment of any installment of principal or interest due under the Note, or payment of any other sum due under the Note, or under any of the other Loan Documents is not received by Mortgagee when due and payable (subject to any applicable notice or grace period set forth in the Note or any other Loan Document);

         (b) Failure of Mortgagor in any material respect to observe or perform any covenant, promise or agreement provided in this Mortgage or in any other Loan Document other than relating to the payment of indebtedness or money (a "failure to perform"), for thirty (30) days after the giving of notice by Mortgagee to Mortgagor specifying the nature of the failure to perform; provided, however, that if the nature of such failure to perform is such that the same cannot be cured within such thirty (30) day period, such failure to perform shall not be deemed an Event of Default if Mortgagor shall within such period commence to cure that failure to perform and thereafter diligently prosecute the cure to completion, but in no event more than one hundred eighty
(180) days after Mortgagee's original notice to Mortgagor. Notwithstanding anything contained herein to the contrary, the notice and cure period provided under this clause (b) shall not be applicable to and shall not be in addition to any specific notice and cure or performance period provided under any other provision of this Mortgage and the specific notice and cure or performance period provided for in such provision shall control, and a failure by Mortgagor to cure a default under such provision within the applicable cure period shall be an Event of Default under this Mortgage;

         (c) Any representation, warranty, or statement of the Mortgagor or the managing general partner of Mortgagor contained herein or in any of the Loan Documents including without limitation the Environmental Indemnification Agreement, or in any writing delivered to Mortgagee on or before with the execution and delivery of the Loan Documents, proves to be untrue in any material respect as of the date when made;

         (d) Mortgagor or the managing general partner of Mortgagor shall (i) have an order for relief entered in a proceeding under Title 11, United States Code, whether such order shall result from a voluntary or involuntary petition,
(ii) seek or consent to the appointment of a receiver or trustee for itself or for any of the Security, (iii) file a petition or initiate a proceeding under the bankruptcy, insolvency, receivership, or similar laws of the United States, any state or any jurisdiction, (iv) make a general assignment for the benefit of creditors, or (v) be generally unable to pay its debts as they mature;

         (e) A court shall enter an order, judgment or decree appointing, without the consent of Mortgagor or the managing general partner of Mortgagor, a receiver or trustee for it or for any of the Security or approving a petition filed against Mortgagor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered;

         (f) Without the prior written consent of Mortgagee and except as relate to Permitted Encumbrances, the Security or a portion thereof or interest therein, or a direct or indirect interest in Mortgagor, shall be mortgaged, encumbered, sold, assigned or otherwise transferred by Mortgagor or by operation of law, except as otherwise set forth herein and except that limited partnership interests in Mortgagor may be transferred so long as (i) no Event of Default then exists under the Loan Documents, (ii) Marriott Hanover Hotel Corporation or a Permitted Entity (as hereinafter defined) shall continue to be the sole general partner of Mortgagor, (iii) Hanover Marriott Limited Partnership shall continue to be the sole owner the Real Property and the Personal Property and (iv) Host Marriott Corporation or a Permitted Entity shall, directly or indirectly, continue to wholly own Marriott Hanover Hotel Corporation. As used herein, "Permitted Entity" shall mean a United States of America based domestic United States of America entity in which not less than 90% of the legal or beneficial ownership interests are owned, directly or indirectly, by Host Marriott Corporation); or

         (g) A default by Mortgagor occurs under the Hotel Management Agreement.

    27.  Remedies Upon Default.  Immediately upon the occurrence of any Event of
         ---------------------
Default, Mortgagee shall have the option, in addition to and not in lieu of or substitution for all other rights and remedies provided in this Mortgage or any other Loan Document or provided by law or in equity, and is hereby authorized and empowered by Mortgagor, to do any or all of the following:

         (a) Declare without notice the entire unpaid amount of the Indebtedness immediately due and payable and, at Mortgagee's option, (i) to bring suit therefor, or (ii) to bring suit for any delinquent payment of or upon the Indebtedness, or (iii) to take any and all steps and institute any and all other proceedings in law or in equity that Mortgagee deems necessary to enforce payment of the Indebtedness and performance of other obligations secured hereunder and to protect the lien of this Mortgage.

         (b) Commence foreclosure proceedings against the Security, in a single parcel or in several parcels, through judicial proceedings, by advertisement or as otherwise provided by law, at the option of Mortgagee, pursuant to the statutes in such case made and provided, and to sell the Security or to cause the same to be sold at public sale, and to convey the same to the purchaser, in accordance with said statutes in a single parcel or in several parcels at the option of Mortgagee.

         (c) Proceed against the Personal Property in accordance with Mortgagee's rights and remedies with respect to the Personal Property, including the right to sell the Personal Property together with the Real Property separately and without regard to the remainder of the Security in accordance with Mortgagee's rights and remedies provided by the Uniform Commercial Code as enacted in the State of New Jersey as well as other rights and remedies available at law or in equity.

         (d) Cause to be brought down to date a title examination and tax histories of the Security, procure title insurance or title reports or, if necessary, procure new abstracts and tax histories.

         (e) Procure an updated or entirely new environmental audit of the Security including building, soil, ground water and subsurface investigations; have the Improvements inspected by an engineer or other qualified inspector and procure a building inspection report; procure an MAI or other appraisal of the Security or any portion thereof; enter upon the Security at any time and from time to time to accomplish the foregoing and to show the Security to potential purchasers and potential bidders at foreclosure sale; make available to potential purchasers and potential bidders all information obtained pursuant to the foregoing and any other information in the possession of Mortgagee regarding the Security.

         (f) Either by itself or by its agent to be appointed by it for that purpose or by a receiver appointed by a court of competent jurisdiction, as a matter of strict right, without notice and without regard to the adequacy or value of any security for the Indebtedness or the solvency of any party bound for its payment, take possession of and operate the Security, Mortgagor hereby waiving any right Mortgagor might have to object to or oppose any such possession, and, whether or not Mortgagee has taken possession of the Security, to collect and apply the Rents, including those past due and unpaid, after payment of all necessary charges and expenses, in reduction of the Indebtedness. The receiver shall have all of the rights and powers permitted under the laws of the State of New Jersey. Except for damage caused by Mortgagee's gross negligence or willful misconduct, Mortgagor hereby waives any claim Mortgagor may have against Mortgagee for mismanagement of the Security during Mortgagee's operation of the Security under this subparagraph or as mortgagee in actual possession under applicable statutes.

         (g) Mortgagee may, at its option without waiving any Event of Default, pay, perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Default Rate hereunder. Mortgagee shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Security or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without hereby becoming liable to Mortgagor or any person in possession holding under Mortgagor.

         (h) Apply against the Indebtedness in such order as Mortgagee shall determine any funds held for the benefit of Mortgagor in escrow by Mortgagee or by any third-party escrow agent under any of the Loan Documents.

         (i) Upon any foreclosure sale, Mortgagee may bid for and purchase the Security and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price. In the event of any sale of the Security by foreclosure, through judicial proceedings, by advertisement or otherwise, the proceeds of any such sale which are applied in accordance with this Mortgage shall be applied in the following order to: (i) all expenses incurred for the collection of the Indebtedness and the foreclosure of this Mortgage, including reasonable attorneys' fees; (ii) all sums expended or incurred by Mortgagee directly or indirectly in carrying out the terms, covenants and agreements of the Note or notes evidencing the Indebtedness, of this Mortgage and any other Loan Documents, together with interest thereon as therein provided; (iii) all late payment charges, prepayment fees, advances and other amounts due under any of the Loan Documents; (iv) all accrued and unpaid interest upon the Indebtedness;
(v) the unpaid principal amount of the Indebtedness; and (vi) the surplus, if any, to the person or persons legally entitled thereto.

         In the event of any acceleration of the Indebtedness pursuant to the first paragraph of this Section, Mortgagor shall pay to Mortgagee together with the principal indebtedness and interest thereon an amount equal to the prepayment fee provided for in the Note and such fee shall be included as part of the Indebtedness.

         Failure to exercise any option to accelerate in the event of a default or other circumstance permitting the exercise of such option, shall not constitute a waiver of the default or of the right to exercise such option at a later time, or a waiver of the right to exercise such option in the event of any other default or circumstance specified above.

    28.  Interest Following an Event of Default.  Upon the occurrence of an
         --------------------------------------
Event of Default and so long as it continues to exist, the entire amount of the Indebtedness shall bear interest at a rate (the "Default Rate") equal to the lesser of (i) the interest rate set forth in the Note plus two percent (2%) per annum, or (ii) the maximum rate permitted by law.

    29.  ERISA.  Mortgagee is entering into the Loan Documents in part on behalf
         -----
of two of its separate accounts: one established on behalf of the 401(k) Retirement Savings Plan for certain Represented Employees of Bethlehem Steel Corporation and subsidiaries companies ("SA BETH"); and the other established as the Savings and Profit Sharing Plan established on behalf of certain employees of Sedgwick James, Inc. ("SA 5W"). SA BETH and SA 5W are each a "separate account" as defined in Section 3(17) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Mortgagee is therefore subject to the fiduciary obligation provisions of ERISA and as a result may be prohibited by law from engaging in certain transactions. Mortgagor hereby represents and warrants to Mortgagee that neither Mortgagor nor the holders of any beneficial interests in Mortgagor are related to or affiliated with either of such employee benefit plans or companies, nor to the parent companies, subsidiaries, affiliates, officers, directors or major stockholders of such parent companies such that Mortgagor or any such holder is a "party-in-interest" to any such person or entity as that term is defined in ERISA Section 3(14), as that Section 3(14) may be interpreted or amended from time to time.

         Notwithstanding any other provision in this Mortgage, Mortgagor represents, warrants and covenants that, during the term of the loan evidenced by the Loan Documents, no interest in the Security or in Mortgagor will be transferred to any party-in-interest with respect to SA BETH or SA 5W without the prior written approval of Mortgagee, which approval may be withheld if in Mortgagee's sole judgment such transaction will cause a violation by Mortgagee of any ERISA-related requirement.

         Mortgagor agrees to indemnify and hold Mortgagee harmless from and against any loss, cost, expense or damage (including, without limitation, reasonable attorney's fees) resulting from a breach of the representations, warranties covenants contained herein.

    30.  Waiver of Statutory Rights.  Mortgagor agrees, to the full extent
         --------------------------
permitted by law, that if an Event of Default occurs and is continuing on the part of Mortgagor hereunder, neither Mortgagor nor anyone claiming through or under Mortgagor will set up, claim, or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, homestead, extension, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or the sale of the Security or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Mortgagor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully do so, the benefit of all such laws, and any and all rights to have the assets subject to the security interest of this Mortgage marshalled upon any foreclosure or sale under the power granted herein.

    31.  Security Interest.  This Mortgage shall, as to any equipment and other
         -----------------
Personal Property covered hereby, be deemed to constitute a security agreement, and Mortgagor, as debtor, hereby grants to Mortgagee, as secured party, a security interest therein pursuant to the Uniform Commercial Code as enacted in the State of New Jersey. Mortgagor represents that its principal place of business is located at 10400 Fernwood Road, Bethesda, Maryland and agrees that it shall not change the same without the consent of Mortgagee. Mortgagor further agrees, upon request of Mortgagee, to furnish an inventory of Personal Property owned by Mortgagor and subject to this Mortgage and, upon request by Mortgagee, to execute any supplements to this Mortgage, any separate security agreement and any financing statements and continuation statements in order to include specifically said inventory of Personal Property or otherwise to perfect the security interest granted hereby. Upon the occurrence and continuance of any Event of Default, Mortgagee shall have all of the rights and remedies provided in said Code or otherwise provided by law or by this Mortgage, including but not limited to the right to require Mortgagor to assemble such Personal Property and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to both parties, the right to take possession of such Personal Property with or without demand and with or without process of law and the right to sell and dispose of the same and distribute the proceeds according to law. The parties hereto agree that any requirement of reasonable notice shall be met if Mortgagee sends such notice to Mortgagor at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice, and that the proceeds of any disposition of any such Personal Property may be applied by Mortgagee first to the reasonable expenses in connection therewith, including reasonable attorneys' fees and legal expenses incurred, and then to payment of the Indebtedness. With respect to the Personal Property that has become so attached to the Land that an interest therein arises under the real property law of the State, this Mortgage shall also constitute a financing statement and a fixture filing under the Uniform Commercial Code as enacted in the State of New Jersey.

    32.  Right of Entry.  Mortgagee and Mortgagee's representatives may at all
         --------------
reasonable times and upon reasonable prior notice to Mortgagor enter upon the Security and inspect the same, or cause it to be inspected by agents, employees or independent contractors of Mortgagee, and show the same to others, but Mortgagee shall not be obligated to make any such entry or inspection. Mortgagor, if it shall so elect, may have a representative of Mortgagor accompany Mortgagee and its agents, employees and independent contractors in such entry and inspection.

    33.  Estoppel Certificate.  Mortgagor, within fifteen (15) days after
         --------------------
written request from Mortgagee, will furnish a signed statement in writing, duly acknowledged, of the amount then due or outstanding hereunder and whether or not any offsets or defenses exist against the Indebtedness, and if so, specifying such offsets and defenses. Upon request by Mortgagee, Mortgagor shall exercise any right it may have to request an estoppel certificate from any or all of the tenants on the Security within five (5) days following Mortgagee's request.

    34.  Annual Statements.  Mortgagor shall, within one hundred twenty (120)
         -----------------
days after the end of each fiscal year of Mortgagor, deliver to Mortgagee (a) annual statements audited and certified by an independent certified public accountant reasonably satisfactory to Mortgagee and prepared on a tax reporting basis, showing in detail (1) a balance sheet of Mortgagor as of the last day of such fiscal year, (2) a statement of earnings of Mortgagor for such fiscal year showing, among other things, all rents and other income therefrom and all expenses paid or incurred in connection with the operations of Mortgagor; (3) a cash flow statement for Mortgagor; and (b) a statement signed by Mortgagor listing all leases of space in the Improvements as of the last day of such fiscal year, the respective areas demised thereunder, the names of the tenants, the respective expiration dates of the leases, the respective rentals provided for therein, and such other information as may reasonably be requested by Mortgagee. Mortgagee will be added as addressee to any and all statements and certifications, and provided with copies of any and all financial statements, prepared by or for Mortgagor and/or Marriott Hotel Services, Inc. with respect to the Security.

         In addition, Mortgagor agrees upon request to provide Mortgagee (no more frequently than monthly) with a Current Property Report of Periodic Profit and Loss with respect to the Security, which report shall be certified on an annual basis by the chief financial officer or a financial or accounting vice president of Marriott Hotel Services, Inc.

         Notwithstanding anything herein to the contrary, for so long as the Mortgagor originally herein named shall be Mortgagor hereunder and there shall be no Event of Default, under any of the Loan Documents, then in lieu of the opinion from certified public accountants, Mortgagee will accept financial statements containing the information set forth in the preceding two paragraphs, in form and substance satisfactory to Mortgagee signed by Mortgagor's chief accounting officer or authorized general partner.

         Mortgagee shall afford any information received pursuant to this
Section 34 the same degree of confidentiality that Mortgagee affords similar information proprietary to

Mortgagee; provided, however, that Mortgagee does not in any way warrant or represent that such information received from Mortgagor will remain confidential, and, provided further, that Mortgagee shall have the unconditional right to disclose, as necessary, any such information in the event Mortgagee sells, transfers, conveys, or assigns the Mortgage or any portion of the Indebtedness.

    35.  Rights Cumulative.  Each right and remedy of Mortgagee under this
         -----------------
Mortgage, the Note and any other Loan Documents, shall be in addition to every other right and remedy of Mortgagee and such rights and remedies may be enforced separately or in any combination.

    36.  Subrogation.  To the extent that proceeds of the Indebtedness are used
         -----------
to pay any outstanding lien, charge or encumbrance affecting the Security, such proceeds have been advanced by Mortgagee at Mortgagor's request, and Mortgagee shall be subrogated to all rights, interest and liens owned or held by any owner or holder of such outstanding liens, charges and encumbrances, irrespective of whether such liens, charges or encumbrances are released of record; provided, however, that the terms and provisions hereof shall govern the rights and remedies of Mortgagee and shall supersede the terms, provisions, rights, and remedies under the lien or liens to which Mortgagee is subrogated hereunder.

    37.  No Waiver.  Any failure by Mortgagee to insist upon the strict
         ---------
performance by Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions hereof to be performed by Mortgagor.

    38.  Mortgage Extension.  The lien hereof shall remain in full force and
         ------------------
effect during any postponement or extension of the time of payment of the Indebtedness, or of any part thereof, and any number of extensions or modifications hereof, or any additional notes taken by Mortgagee, shall not affect the lien hereof or the liability of Mortgagor or of any subsequent obligor to pay the Indebtedness unless and until such lien or liability be expressly released in writing by Mortgagee.

    39.  Indemnification.  Mortgagor shall indemnify and hold Mortgagee harmless
         ---------------
from and against all obligations, liabilities, losses, costs, expenses, fines, penalties or damages (including attorneys' fees) which Mortgagee may incur by reason of this Mortgage or with regard to the Security prior to the exercise of any remedies under this Mortgage. Mortgagor shall defend Mortgagee against any claim or litigation involving Mortgagee for the same, and should Mortgagee incur such obligation, liability, loss, cost, expense, fine, penalty or damage, then Mortgagor shall reimburse Mortgagee upon demand. Any amount owed Mortgagee under this provision shall bear interest from the date demand is made therefor until paid at the Default Rate set forth herein and shall be secured hereby.

    40.  Limitations on Recourse.  Except as hereinafter in this Section and in
         -----------------------
Section 15 of the Note specifically provided, Mortgagor, Marriott Hanover Hotel Corporation ("MHHC") and any other partners of the Mortgagor shall not be personally liable for the payment of any sums due hereunder or the performance of any obligations of Mortgagor hereunder or under any other Loan Document. No judgment for the repayment of the Indebtedness and no action to foreclose this Mortgage, or to collect any amount payable under the Loan Documents, or to satisfy any other claim relating thereto, will be enforced against Mortgagor or MHHC or any other partner of Mortgagor personally or any property of Mortgagor or MHHC or any other partner of Mortgagor other than the Security and any other security furnished under the Loan Documents in any action to foreclose this Mortgage or to otherwise realize upon any security furnished under the Loan Documents or to collect any amount payable under the Loan Documents. Notwithstanding the foregoing:

         (a) Nothing herein contained shall be construed as prohibiting Mortgagee from exercising any and all remedies which the Loan Documents permit, including the right to bring actions or proceedings against Mortgagor and/or MHHC and/or any other general partner of Mortgagor and to enter a judgment against Mortgagor and/or MHHC and/or any other general partner in Mortgagor, so long as the exercise of any remedy does not extend to execution against or recovery out of any property of Mortgagor and/or MHHC and/or any other general partner other than the security furnished under the Loan Documents;

         (b) Mortgagor and MHHC and any other general partner of Mortgagor, but not any limited partner of Mortgagor who is not also a general partner, shall be fully and personally jointly and severally personally liable for
    (i) misapplying any condemnation proceeds or insurance proceeds attributable to the Security, to the full extent of such proceeds so misapplied, (ii) misapplying any security deposits attributable to the Security, to the full extent of such deposits so misapplied, (iii) collecting any Rents, Revenues and any other revenues and income generated by the operation of the hotel on the Real Property in advance in violation of any covenant contained in any of the Loan Documents (except for deposits to hold advance room reservations which occur in the ordinary course of business), to the full extent of such Rents, Revenues and other revenues and income collected in advance, (iv) committing fraud, misrepresentation or waste in connection with the operation of the Security or the making of the loan evidenced hereby, to the full extent of any remedies available at law or in equity not to exceed Mortgagee's actual damages, except that no such limit shall apply or be imposed if Mortgagor, or its general partner(s) intentionally commit(s) fraud, misrepresentation or waste, (v) Gross Revenues (as defined in the Hotel Management Agreement) are sufficient to pay any portion of the Indebtedness, operating expenses, maintenance expenses, insurance premiums, reserve escrow account deposits, sales and occupancy taxes, wages, salaries, taxes and benefits relating to hotel employees, employment and withholding taxes, or other sums required to be paid pursuant to the terms of the Loan Documents, and Mortgagor fails to make any or all such payments or deposits when due, all to the extent of any funds diverted from such obligations, payments and/or expenses during the twelve (12) months prior to Mortgagee notice of acceleration through the date Mortgagor takes title to the Security; (vi) failing to pay real estate taxes and assessments which are a lien against the Real Property during the period of Mortgagor's ownership at a time when there were sufficient Gross Revenues available to pay all or any portion of such real estate taxes and assessments, to the full extent of such unpaid taxes; and (vii) failing to maintain the coverages and levels of insurance required under the Mortgage or any other of the Loan Documents, to the extent that a casualty or other liability occurs or arises and insurance proceeds would have been available had such insurance coverages and levels been maintained, in the amount of the difference between the actual insurance proceeds and the insurance proceeds that would have been available had such levels and coverages of insurance been maintained as required by the terms of the Mortgage;

         (c) There shall be no limitation, in any event, of Mortgagor's personal liability under, and the exercise of any of Mortgagee's rights under any separate indemnity agreement from Mortgagor to Mortgagee including but not limited to, the Environmental Indemnification Agreement of even date herewith from Mortgagor and Marriott Hanover Hotel Corporation to Mortgagee with regard to the Security except as may be expressly set forth therein;

         (d) Nothing contained in this Section shall be deemed to prejudice the rights of Mortgagee to proceed against any entity or person whatsoever, including the Mortgagor, with respect to the enforcement of the Hotel Management Agreement and any guarantees, leases, master leases, or similar rights of payment.

    41.  Attorneys' Fees.  Any reference to "attorney fees", "attorneys' fees",
         ---------------
or "attorney's fees" in this document includes but is not limited to both the fees, charges and costs incurred by Mortgagee through its retention of outside legal counsel and paralegals and the allocable reasonable fees and all costs and charges for services rendered by Mortgagee's in-house or staff counsel and paralegals. Any reference to "attorney fees", "attorneys' fees", or "attorney's fees" shall also include but not be limited to those attorneys or legal fees, costs and charges incurred by Mortgagee in the collection of any of the Indebtedness, the enforcement of any obligations hereunder, the protection of the Security, the foreclosure of this Mortgage, the sale of the Security, the defense of actions arising hereunder and the collection, protection or set-off of any claim the Mortgagee may have in a proceeding under Title 11, United States Code. Attorneys' fees provided for hereunder shall accrue whether or not Mortgagee has provided notice of default or of an intention to exercise its remedies for such default.

    42.  Administrative Costs.  Mortgagee shall have the right to charge costs
         --------------------
actually incurred by Mortgagee related to architects, engineers, attorneys, and the like, engaged by Mortgagee, in its sole reasonable discretion, in connection with any servicing requests made by Mortgagor requiring Mortgagee's evaluation, preparation and processing of any such requests. Such costs shall not be charged for routine servicing matters contemplated by the Loan Documents including, without limitation: processing payments; processing insurance and UCC continuation documentation; processing escrow draws; review of tenant leases, subordination non-disturbance and attornment agreements and tenant estoppels on standard forms approved by Mortgagee without material modifications. Such costs shall apply without limitation to requests for matters not permitted or contemplated by the Loan Documents (including, without limitation: requests for transfers or assignments, requests for partial releases; requests for review of new easements), and to requests, which, while contemplated by the Loan Documents, because of the nature of the request, will require significantly more time than an institutional lender, acting reasonably, would contemplate for such request (including without limitation, requests for the approval of tenant leases, tenant estoppels and enant subordination, non-disturbance and attornment agreements which contain material differences from Mortgagee's standard forms).

    43.  Protection of Security; Costs and Expenses.  Mortgagor shall appear in
         ------------------------------------------
and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Mortgagee, and shall pay all costs and expenses, including without limitation cost of evidence of title and reasonable attorneys' fees, in any such action or proceeding in which Mortgagee may appear, and in any suit brought by Mortgagee to foreclose this Mortgage or to enforce or establish any other rights or remedies of Mortgagee hereunder. If an Event of Default shall exist hereunder, or if any action or proceeding is commenced which affects Mortgagee's interest in the Security or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, or to a decedent, then Mortgagee may, but without obligation to do so and upon contemporaneous notice to but without demand upon Mortgagor and without releasing Mortgagor from any obligation hereunder, make such appearances, disburse such sums and take such action as Mortgagee deems necessary or appropriate to protect Mortgagee's interest, including, but not limited to, disbursement of reasonable attorneys' fees, entry upon the Security to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of Mortgagee appears to be prior or superior hereto. Mortgagor further agrees to pay all reasonable expenses of Mortgagee (including without limitation fees and disbursements of counsel) incident to the protection of the rights of Mortgagee hereunder, or to enforcement or collection of payment of the Indebtedness, whether by judicial or non-judicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Mortgagor, or otherwise. Any amounts disbursed by Mortgagee pursuant to this Section shall be additional indebtedness of Mortgagor secured by the Loan Documents as of the date of disbursement and, if not paid within five (5) Business Days after demand, shall bear interest from the date demand is made therefor until paid at the Default Rate. All such amounts shall be payable by Mortgagor within five
(5) Business Days after demand. Nothing contained in this Section shall be construed to require Mortgagee to incur any expense, make any appearance, or take any other action.

    44.  Notices.  Any notice, demand, request, statement or consent made
         -------
hereunder shall be in writing, signed by the party giving such notice, request, demand, statement, or consent, and shall be deemed to have been properly given when either delivered personally, delivered to a reputable overnight delivery service providing a receipt or deposited in the United States mail, postage prepaid and registered or certified return receipt requested, in each case to the other party hereto at its address set forth below, or at such other address within the continental United States of America as such party may have theretofore designed in writing pursuant to this Section. The effective date of any notice given as aforesaid shall be the date of personal service, one (1) Business Day after delivery to such overnight delivery service, or five (5) Business Days after being deposited in the United States mail, whichever is applicable. For purposes hereof, the addresses are as follows:

If to Mortgagee:

         Connecticut General Life Insurance Company
         /p/ CIGNA Investments, Inc.
         900 Cottage Grove Road
         Hartford, CT  06152-2319
         Attention:  Investment Services, S-319

with a copy to:

         CIGNA Corporation
         Investment Law Department
         900 Cottage Grove Road
         Hartford, CT  06152-2215
         Attention:  Real Estate Division, S-215A

If to Mortgagor:

         Hanover Marriott Limited Partnership
         /p/ Host Marriott Corporation
         10400 Fernwood Road
         Bethesda, Maryland  20817
         Attention:  Treasurer

With a copy to:

         Host Marriott Corporation
         10400 Fernwood Road
         Bethesda, Maryland  20817
         Attention:  Law Department

    45.  Release.  Upon the satisfaction in full of the Indebtedness, Mortgagee
         -------
shall release of record the Security from the lien hereof and shall surrender this Mortgage and all notes evidencing indebtedness secured by this Mortgage to Mortgagor. Mortgagor shall pay all costs of recordation.

    46.  Applicable Law.  The provisions hereof shall be construed in accordance
         --------------
with the laws of the State of New Jersey.

    47.  Invalidity.  If any provision of this Mortgage shall be held invalid or
         ----------
unenforceable, the same shall not affect in any respect whatsoever the validity of the remainder of this Mortgage, except that if such provision relates to the payment of a monetary sum, then the Mortgagee may, at its option, declare the Indebtedness due and payable upon sixty (60) days prior written notice to Mortgagor and, provided there exists no Event of Default hereunder, without prepayment fee or premium.

    48.  Captions.  The captions in this instrument are inserted only as a
         --------
matter of convenience and for reference, and are not and shall not be deemed to be any part hereof.

    49.  Modifications.  This Mortgage may not be changed or terminated except
         -------------
in writing signed by both parties. The provisions of this Mortgage shall extend and be applicable to all renewals, amendments, extensions, consolidations, and modifications of the other Loan Documents, and any and all references herein to the Loan Documents shall be deemed to include any such renewals, amendments, extensions, consolidations or modifications thereof.

    50.  Bind and Inure.  The provisions of this Mortgage shall be binding on
         --------------
the Mortgagor and its heirs, successors and assigns, and any subsequent owners of the Security. The covenants of Mortgagor herein shall run with the land, and this Mortgage and all of the covenants herein contained shall inure to the benefit of the Mortgagee, its successors and assigns.

    51.  Replacement of Note.  Upon receipt of evidence reasonably satisfactory
         -------------------
to Mortgagor of the loss, theft, destruction or mutilation of the Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Mortgagor or, in the case of any such mutilation, upon surrender and cancellation of the Note, Mortgagor will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the Note and dated as of the date of the Note and upon such execution and delivery all references in this Mortgage to the Note shall be deemed to refer to such replacement Note.

    52.  Time of the Essence.  Time is of the essence with respect to the
         -------------------
intent, meaning, construction and enforcement of each and every covenant, agreement and obligation of Mortgagor under this Mortgage, the Note and all of the other Loan Documents.

    53.  Business Day.  The terms "Business Day" and "Business Days" as used in
         ------------
this Mortgage shall mean any calendar day other than a Saturday, a Sunday or a Federal holiday on which the U.S. Postal Service offices are closed for business in one or more of Bethesda, Maryland, Hanover, New Jersey or Hartford, Connecticut.

    54.  Copy of Mortgage.  Mortgagor acknowledges receipt of a true copy of
         ----------------
this Mortgage without charge.

         IN WITNESS WHEREOF, Mortgagor has duly executed this Mortgage as of the date hereinabove set forth in the presence of:

                    MORTGAGOR:

                    HANOVER MARRIOTT LIMITED PARTNERSHIP,
                    a Delaware limited partnership

                    By:  Marriott Hanover Hotel Corporation,
                         a Delaware corporation,
                         its sole general partner

                         By P.K. Brady
                            ---------------------------------------------
                           Name: Patricia K. Brady
                           Title: Vice President

                                 ACKNOWLEDGMENT
                                 --------------


STATE OF Maryland    )
-----------------
            :ss
COUNTY OF Montgomery )


          I, Susan B. Savits, hereby certify that Patricia K. Brady, a Vice President of MARRIOTT HANOVER HOTEL CORPORATION, personally known to me, personally came before me and acknowledged under oath to my satisfaction that:

          (a) s/he is a Vice President of MARRIOTT HANOVER HOTEL CORPORATION, the sole general partner of HANOVER MARRIOTT LIMITED PARTNERSHIP, the partnership named in the foregoing Borrower's Certificate, and

          (b) s/he signed this document, on behalf of the corporation on behalf of said partnership, as its voluntary act duly authorized by all the board of directors of said corporation for the purposes expressed therein.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE this 14th day of August, 1997.


                                             Susan B. Savits
                                 --------------------------------------
                                 Susan B. Savits
                                 Notary Public of the State of Maryland
                                 My commission expires 2-16-99.

                                   EXHIBIT A
                                   ---------

                               Legal Description
                               -----------------


    ALL that certain tract, parcel and lot of land lying and being situate in the Township of Hanover, County of Morris, State of New Jersey, being more particularly described as follows:

    BEGINNING at a point in the present southwesterly side of New Jersey State Highway Route 10 at a point where the westerly line of the premises to be described and the easterly line now or formerly of Newark Milk and Cream Company intersects said sideline of Route 10 and running; thence

    (1) South 60 Degrees 59 Minutes 12 Seconds East and along the side of Route 10,774.32 feet to the corner of lands now or formerly of Melvin and Irene Wykoff, his wife; thence

    (2) South 29 Degrees 00 Minutes 48 Seconds West 178.12 feet; thence

    (3) Still along lands South 60 Degrees 59 Minutes 12 Seconds East 211.0 feet to line of Lands of Iron Investment Corp., et. als., lands along the same; thence

    (4) The same South 12 Degrees 09 Minutes 55 Seconds West 432.86 feet to a point; thence

    (5) North 81 Degrees 54 Minutes 29 Seconds West 181.92 feet to a point; thence;

    (6) North 61 Degrees 11 Minutes 56 Seconds West 760.78 feet to a point in line of Lands of Newark Milk and Cream Company; thence

    (7) Along the same North 13 Degrees 45 Minutes 24 Seconds East 684.30 feet to the point and place of BEGINNING.

          TOGETHER with access to and egress from said premises by way of a 50 foot wide easement as set forth on filed map no. 3826 and further described as follows:

          Beginning at an angle point in the northerly line of Tax Lot 4, Block 1101 as shown on the tax map of the Township of Hanover, Morris County, New Jersey, said point being further described as being South 61 Degrees 11 Minutes 56 Seconds East, 436.92 feet from the Northwest Corner of said Lot 4 as shown on a map entitled "Map of Hanover Park for Industry", dated November 30, 1978 by Stephen A. Jarombek of Montville, New Jersey and filed in the Morris County Clerk's Office as filed map number 3826, and running thence

          1.   Through said Lot 4, South 12 Degrees 44 Minutes 34 Seconds West,
33.54 Feet to a Point on the Northerly End of Wing Drive, 50 Feet Wide as shown on said filed map, thence,

          2. Along the end of Wing Drive, North 86 Degrees 11 Minutes 36 Seconds West, 34.73 feet to a point of curvature; thence

          3. Continuing along Wing Drive on a curve to the left with a radius of 60.00 feet, an arc length of 16.44 feet, said curve having a chord of South 85 Degrees 57 Minutes 30 Seconds West, 16.39 feet; thence

          4. Through Lot 4, 50 feet West of and parallel to the first course above, North 12 Degrees 44 Minutes 34 Seconds East, 58.06 feet to a point on the Southerly Line of Lot 13, Block 1002 as shown on said Tax Map; thence

          5.   Along said line, South 61 Degrees 11 Minutes 56 Seconds East,
52.03 feet to the point and place of BEGINNING.

                                   EXHIBIT B
                                   ---------

                         SUBORDINATE DEBT REQUIREMENTS

Prior to closing Mortgagor shall provide Mortgagee with each of the following with respect to any existing/proposed single, subordinate debt in form and substance satisfactory to Mortgagee in its sole reasonable discretion, providing for, among other things:


1. An Intercreditor and Subordination Agreement between Mortgagee, each holder of the subordinate debt (collectively the "Subordinate Mortgagee") and Mortgagor, with respect to any and all loan documents, agreements and instruments under all tiers of subordinate financing (collectively the "Subordinate Loan Documents"), providing, among other things that:

    A. The Subordinate Loan Documents shall be and remain at all times subject and subordinate in every respect to the lien, terms and conditions of Mortgagee's loan documents. The Subordinate Mortgagee shall have no right to exercise any rights or remedies under the Subordinate Loan Documents at law or in equity unless and until the Mortgagee's indebtedness is fully satisfied, provided that Mortgagee shall as part of the Intercreditor and Subordination Agreement give Subordinate Mortgagee contemporaneous notice of any default and the same grace and/or cure period as Mortgagor may have under Mortgagee's loan documents, if any, in which to cure any default;

    B. Until the Mortgagee's indebtedness is fully satisfied (i) Mortgagee shall have the right to vote the full amount of the loans secured by the Subordinate Loan Documents and, in connection therewith, to file any claims of the Subordinate Mortgagee with respect to any plan of reorganization, compromise, settlement or other bankruptcy related proceedings with respect to the Mortgagor, and (ii) during the pendency of any bankruptcy proceedings of the Mortgagor or the Subordinate Mortgagee, or of both, Mortgagee shall be deemed the owner of each of the notes which are included within the Subordinate Loan Documents and shall be deemed the duly authorized agent of the holder of the Subordinate Loan Documents (coupled with an interest) with respect to any bankruptcy and insolvency proceedings of the Mortgagor or of the Subordinate Mortgagee, or of both;

    C. Until the Mortgagee's indebtedness is fully satisfied, (i) either acceleration of the indebtedness under the Subordinate Loan Documents or commencement of foreclosure proceedings by the Subordinate Mortgagee shall constitute an Event of Default under the Mortgagee's loan documents; (ii) Subordinate Mortgagee may not institute foreclosure, insolvency or enforcement proceedings pursuant to the Subordinate Loan Documents (provided that Subordinate Mortgagee may accelerate the indebtedness under the Subordinate Loan Documents without exercising any other remedies thereunder); (iii) Upon the occurrence of an Event of Default, no payments will be collected or retained by Subordinate Mortgagee pursuant to the Subordinate Loan Documents; (iv) Subordinate Mortgagee will join with Mortgagee at Mortgagee's request in any proceedings to lift any stay imposed by any court preventing or delaying any foreclosure pursuant to Mortgagee's loan documents; (v) Subordinate Mortgagee will not take an adverse position to Mortgagee in any bankruptcy, insolvency or foreclosure proceeding involving the Mortgagor or the Real Property, or both.

    D. The Subordinate Mortgagee shall have no right to amend the Subordinate Loan Documents without Mortgagee's prior written consent, provided that Mortgagee's approval of amendments which are non-material in Mortgagee's sole reasonable opinion shall not be unreasonably withheld or delayed.

    E. If there are any option rights or other benefits (e.g. (i) purchase of the property, or of any interest therein, or (ii) purchase of any direct or indirect interest in Mortgagor, or (iii) with respect to transfer of any of any rights, easements, licenses or agreements (iv) with respect to or arising out of any of the Subordinate Loan Documents and/or any modification, termination, extension or replacement of the Subordinate Loan Documents), all rights and benefits accruing thereunder to the benefit of Subordinate Mortgagee, or the Mortgagor, or both, or to any of their respective parents, subsidiaries, affiliates or other entities directly or indirectly under common control or ownership, will also be assigned to Mortgagee pursuant to an of-record, present, absolute and unconditional Assignment, Pledge and Security Agreement; provided, however, that a revocable license shall be granted to the Subordinate Mortgagee providing for its exercise of any rights and benefits so long as no Event of Default occurs under the Loan Documents, together with reasonable assurances from the Mortgagor and confirmation from all other parties thereto that the same are assignable and will have been properly assigned to Mortgagee), which assignment shall automatically terminate upon full satisfaction of Mortgagee's indebtedness.

    F. The Subordinate Mortgagee shall only be permitted to sell, assign or transfer any of its interest in the Subordinate Loan Documents so long as each of the following conditions precedent are satisfied: (i) no Event of Default exists under Mortgagee's loan documents, (ii) Mortgagee is given at least (20) twenty business day's written notice of any proposed transfer, which notice shall include a reasonably detailed description of the proposed transfer and all reasonably relevant information regarding the proposed transferee, (iii) the transfer provides for the transfer of the entire interests of the holder of the Subordinate Loan Documents to a single transferee, (iv) the transfer documents expressly prohibit any further transfers which do not meet all of the same requirements as are applicable to such initial transfer, (v) the transferee expressly assumes, ratifies and reaffirms for Mortgagee all of the obligations and agreements between the Subordinate Mortgagee and Mortgagee, (vi) the transferee is solvent, (vii) the proposed transferee is not at the time of the transfer an adverse party to CIGNA Corporation (or any of its direct or indirect affiliates or subsidiaries) in any litigation, arbitration or other similar proceedings, (viii) any proposed transferee must be a United States of America based domestic United States of America entity, (ix) the Mortgagor or the Subordinate Mortgagee agrees to pay all of Mortgagee's costs and expenses associated with any proposed transfer, including but not limited to, reasonable attorneys' fees, (x) such other reasonable assurances as Mortgagee may reasonably require at the time to carry out the intent and purpose of these Subordinate Debt Requirements under the then existing facts and circumstances.

    G. The lien, terms and conditions of the Subordinate Loan Documents shall be made expressly subordinate to the terms and conditions of the Hotel Management Agreement and Subordinate Mortgagee shall have no right to amend or to consent to the amendment, modification, replacement or termination of the Hotel Management Agreement without the prior written consent of Mortgagee in the exercise of its sole and absolute discretion. All rights and benefits in any way arising out of or relating to the Hotel Management Agreement accruing to the benefit of Subordinate Mortgagee, or to any of its parents, subsidiaries, affiliates or other entities directly or indirectly under common control or ownership, will also be assigned to Mortgagee pursuant to an of-record, present, absolute and unconditional Assignment, Pledge and Security Agreement, which assignment shall automatically terminate upon full satisfaction of Mortgagee's indebtedness.

2. An of-record present, absolute and unconditional subordination of all of the terms and conditions of the Subordinate Loan Documents to the terms and conditions of Mortgagee's loan documents, together with an off-record present, absolute and unconditional assignment of all of Subordinate Mortgagee's right, title and interest in, to and under the Subordinate Loan Documents, plus a revocable license from Mortgagee back to Subordinate Mortgagee to allow the Subordinate Mortgagee to collect and/or receive the rents and revenues and to deal with the tenants and the business operations on the Real Property as the landlord under the leases and the owner of the Real Property under the Hotel Management Agreement, which license shall be revocable by Mortgagee either (i) during the existence of an uncured Event of Default under Mortgagee's loan documents, or (ii) at any time after acceleration of the maturity date pursuant to Mortgagee's loan documents. Notwithstanding the foregoing, in the event that Mortgagee revokes any license from Mortgagee to Subordinate Mortgagee, in no event shall Mortgagee seek to recover from Mortgagor an amount greater than the total indebtedness owed under Mortgagee's loan documents; provided that Mortgagee shall have the option to collect such amount under either or both of the Mortgagee's loan documents and/or the Subordinate Loan Documents.

3. In addition to the foregoing, and without compromising the integrity of the absolute assignment provided above, Subordinate Mortgagee shall execute for the benefit of Mortgagee a pledge of any and all of the Subordinate Mortgagee's interest in, to and under the security and the Subordinate Loan Documents without any exceptions, which pledge shall automatically terminate upon full satisfaction of Mortgagee's indebtedness. Subordinate Mortgagee shall take such steps and execute such documents as are required by Mortgagee to provide Mort gagee with a perfected security interest in such collateral.

4. Evidence reasonably satisfactory to Mortgagee's counsel that appropriate alonges and endorsements have been attached to and made on all notes related to the indebtedness evidenced and secured by the Subordinate Loan Documents so as to evidence their present, absolute and unconditional assignment and pledge to Mortgagee.

5. Mortgagee shall not institute foreclosure proceedings under the Subordinate Loan Documents unless Mortgagee is simultaneously instituting foreclosure proceedings under the Mortgagee's loan documents; provided that Mortgagee shall in no event be required to institute foreclosure proceedings under the Subordinate Loan Documents, whether or not foreclosure proceedings have been instituted under Mortgagee's loan documents.

6. Mortgagee shall not, for so long as the Mortgagee's loan documents remain in effect, assign or otherwise transfer the Subordinate Loan Documents other than in connection with a simultaneous assignment or transfer of the Mortgagee's loan documents to the same assignee or transferee. Any assignee or transferee of Mortgagee's interest in the Subordinate Loan Documents shall be subject to the provisions set forth in this Exhibit C and intended to be encompassed in written documents to be executed and delivered in connection with the closing of the Loan.

7. Without compromising the integrity of the absolute assignment of the Subordinate Loan Documents as provided above, Mortgagee shall, upon the final and absolute payment in full of all amounts due and payable to Mortgagee in connection with the Loan and at the written request of Subordinate Mortgagee, reassign the Subordinate Loan Documents to Subordinate Mortgagee or its designee, which reassignment shall be without representation, recourse or guaranty.

                                   EXHIBIT C
                                   ---------

                                RENOVATION WORK


[LOGO OF MARRIOTT INTERIOR
 DESIGN APPEARS HERE]                                                 Memorandum


TO:      Bob McCarthy                                      cc:  Distribution

FROM:    Corinne Densham

DATE:    May 23, 1997
         Revision #1 July 9, 1997

CC:      Distribution

--------------------------------------------------------------------------------

     SUBJECT:  HANOVER MARRIOTT
               ROOMS RENOVATION - Y175
               SCOPE OF WORK

A. A site survey was conducted on April 28 to May 1, 1997 by the A & C and Operations team listed below to determine the Scope of Work for a Standard Series 2000 softgoods and casegoods renovation of:

            .    346 Guestrooms
            .    8 Suites
            .    Guestrooms Corridors

B.     Specific requirements for this project are:

       1.  Color boards required for Guestrooms and Suites.

       2. Operations request construction start of January, 1998 through March, 1998.

       3.  Construction Management by A & C.

       4. The design scheme will be based on the "Series 2000" decor package which was presented to and reviewed by Operations and the Owner at the time of the survey.

       5. Interior Design recommends the "Series 2000" casegoods be provided in a "light mahogany" finish which will compliment the finish of the existing "Room That Works" package.

       6. The existing 87 RTW desks and built-in lamps, plus the new "Tech 2000" lamps for the rest of the rooms will remain.

       7. In accordance with Brand Standards, all armoire units will be specified to accommodate a refrigerator which will be supplied by the Property.

       8. The Property currently has 14 accessible rooms of which 2 will be converted to have roll-in showers. The remainder will be brought into general compliance where technically feasible.

       9. Existing circleline bulbs will be reused in the nightstand lamps and floor lamps.

C. This Scope will become the basis of work to be performed at the Property. The estimate derived from it, upon approval by the Regional Vice President, will become the basis for the project budget.


PARTICIPANTS:
-------------

Walt Ensminger      -     General Manager
Bruce MacLellan     -     Vice President, Market Manager
Corinne Densham     -     Interior Design
Mike Campbell       -     Design Management
Mike Hayden         -     Estimating


DISTRIBUTION:
-------------

Operations:                            A & C:
-----------                            -----
Walt Ensminger      -     GM           Kristin Smith        Mike Hayden
Pat Maher           -     RE           Amy Bechtel          Rod Dornbusch
Jim Bystrak         -     DE           Cathy Parent         Cecile Kirkpatrick
                                       Mike Campbell        Essy Dilmaghani
                                       Jill Robbins-Jabine


Host:
-----
Kris Marshall
Patti Brady
Belinda Simmons



1    REVISED TO CLARIFY ROOM COUNT.

Hanover Marriott Rooms Renovation                                         Page 3
Scope of Work - YT75                                    Revision #1 July 9, 1997


                                ROOM MIX COUNT
                                --------------


Rev. 1:            GD=       77  Typical Double Double
                   CDD =     69  Concierge Double Double
                   GK =      75  Typical King
                   CK =      22  Concierge King
                   KB =       3  Lateral King
                   CKB =      3  Concierge Lateral King
                   KW =      20  King with RTW
                   CKW =     62  Concierge King with RTW
                   AK =       6  Accessible King
                   CAK =      2  Concierge Accessible King
                   AKW =      4  Accessible King with RTW
                   CAKW =     2  Concierge Accessible King with RTW
                   CLPK =     1  Presidential Suite King
                   CRSS =     4  Sleeping Suite
                   CRHS =     3  Hospitality Suite
                   CLPS =     1  Presidential Suite

                   TOTAL =  354  Rooms in Project

Hanover Marriott Rooms Renovation                                         Page 4
Scope of Work - YT75                                    Revision #1 July 9, 1997


I. TYPICAL AND CONCIERGE GUESTROOMS
   --------------------------------

     A.  Ceiling: (Height: 8'-0")
         -------

     1.  Repaint textured ceiling.

     2.  Retexture 10% of textured ceilings.

     3.  Repaint textured ceiling in foyer (height: 8'-0").

     4. Remove existing draperies and cornices. Existing hardware to remain. Add new hardware for side panels.

     B.  Walls:
         -----

     1. Remove vinyl wallcovering to gypsum board, prepare wall surfaces and install new vinyl wallcovering.

     2.  Install vinyl border.

     3.  Repaint entry and connector metal door frames, both sides.

     4.  Remove existing sound/smoke seals and provide new.

     5.  Remove, clean, repaint and reinstall HVAC unit covers.

     6. Remove, clean, repaint and reinstall all non-aluminum grilles and vents.

     7.  Remove, clean, and reinstall aluminum grilles and vents.

     8.  Touch-up plastic laminate doors as necessary.

     9.  Existing mirrored sliding closet doors to remain.

     10. Evac. plaques to remain.

     11. Remove existing and provide new full height 8'-0" corner guards (3 per room).

     12. Provide the following modifications or new electrical receptacles and telephone jacks for each room type noted below:

Hanover Marriott Rooms Renovation                                         Page 5
Scope of Work - YT75                                    Revision #1 July 9, 1997

         a. In all king rooms, replace existing duplex electrical receptacle with quad rececptacle. In room type KB (3) and CKB (3) provide new TV and duplex electrical receptacles at new workstation location.

         b. In all double/doubles, provide a new duplex electrical receptacle and relocate existing phone jack to new workstation location.

   13. Remove existing closet rack and replace with new closet rack. Operations to provide new hangers.

   14. Raise existing welcome light and junction box to comply with ADA guidelines. Top of the welcome light to line up with top of guest bathroom door frame, a minimum of 80" AFF.

   15.   Provide sealant where vinyl wallcovering abuts door and window frames.


   C. Floor:
      -----

   1.    Remove existing carpet and pad.

   2.    Provide new carpet and pad.

              Carpet:       Nylon
              Pad:          Badger
              Installation: Stretch-in

   D. FF&E:
      ----

   1.    Touch-up all existing RTW units.

   2.    Existing signage to be remain.

   3. Provide new box spring covers for installation by Operations on Concierge floors.

   4.    Provide new bedspreads for installation by Operations.

   5.    Provide new artwork.

   6. Provide new draperies, sheers, and cornices. Provide new hardware for stationary panels only.

   7     Provide new fluorescent bulbs for new lamps.

Hanover Marriott Rooms Renovation                                         Page 6
Scope of Work - YT75                                    Revision #1 July 9, 1997

    E. FF&E List:
       ---------
1      GD: Typical Double/Double (77)
1      CDD: Concierge Double/Double (69)

              a) New:
                 ---

                   1)  Carpet and pad
                   2)  Fixed side panels and ties, blackout lining, sheers
                   3)  Cornice
                   4)  Drapery hardware for stationary panels
                   5)  Bedspread 54" wide x 21" drop     (2)
                   6)  Mattress                          (2)
                   7)  Boxspring                         (2)
                   8)  Headboard                         (2)
                   9)  Nightstand                        (1)
                  10)  Lounge chair                      (1)
                  11)  T.V. armoire                      (1) Fridge by Property
                  12)  Executive desk chair              (1)
                  13)  Writing desk with drawers         (1)
                  14)  22" diameter side table           (1)
                  15)  Floor lamp with shade             (1)
                  16)  Nightstand lamp with shade        (1)
                  17)  Mirror                            (1)
                  18)  Artwork                           (2)
                  19)  Shower curtain, l part            (1)
                  20)  Vanity light (5'-0" vanity)       (1)
                  Note:  Additional for Concierge:
                  21)  Pillow shams                      (2)
                  22)  Boxspring covers                  (2)
                  23)  Shower curtain, 2 part            (1)


              b) Existing to remain:
                 ------------------

                   1)  Tech 2000 lamp with shade         (1)
                   2)  Welcome light                     (1)
                   3)  Bedframe                          (2)

Hanover Marriott Rooms Renovation                                         Page 7
Scope of Work - YT75                                    Revision #1 July 9, 1997

            c)  To be liquidated:
                ----------------

                      1)  Bedspread                   (2)
                      2)  Mattress                    (2)
                      3)  Boxspring                   (2)
                      4)  Headboard                   (2)
                      5)  Nightstand                  (1)
                      6)  Lounge chair                (2)
                      7)  Dresser                     (1)
                      8)  Desk                        (1)
                      9)  Desk chair                  (1)
                     10)  32" diameter table          (1)
                     11)  Floor lamp with tray        (1)
                     12)  Nightstand lamp             (1)
                     13)  Mirror                      (1)
                     14)  Artwork                     (2)

Hanover Marriott Rooms Renovation                                         Page 8
Scope of Work - YT75                                    Revision #1 July 9, 1997

         D. FF&E List:
            ---------

1          GK: Typical King (75)
1          CK: Concierge King (22)
           KB: Lateral King (3)
           CKB: Concierge Lateral King (3)

         a) New:
            ---

              1)     Carpet and pad
              2)     Fixed side panels and ties, blackout lining, sheers
              3)     Cornice
              4)     Drapery hardware for stationary side panels.
              5)     Bedspread 72"wide x 2l"drop          (1)
              6)     Mattress                             (1)
              7)     Boxspring                            (2)
              8)     Headboard                            (1)
              9)     Nightstand                           (2)
              10)    Lounge chair                         (1)
              11)    Ottoman                              (1)
              12)    Executive desk chair                 (1)
              13)    Writing desk                         (1)
              14)    Desk console                         (1)
              15)    T.V. armoire                         (1) Fridge by Property
              16)    22" diameter side table              (1)
              17)    Floor lamp with shade                (1)
              18)    Nightstand lamp with shade           (2)
              19)    Mirror                               (1)
              20)    Artwork                              (2)
              21)    Shower curtain, l part               (1)
              22)    Vanity light                         (1)
              Note:  Additional for Concierge Level:
              23)    Pillow shams                         (2)
              24)    Boxspring covers                     (1)
              25)    Shower curtain, 2 part               (1)

         b. Existing to remain:
            ------------------

               1)    Tech 2000 lamp with shade            (1)
               2)    Welcome light                        (1)
               3)    Bedframe                             (1)

Hanover Marriott Rooms Renovation                                         Page 9
Scope of Work - YT75                                    Revision #1 July 9, 1997

         c. To be liquidated:
            ----------------

                 1)  Bedspread                       (1)
                 2)  Mattress                        (1)
                 3)  Boxsprings                      (2)
                 4)  Headboard                       (1)
                 5)  Nightstand                      (2)
                 6)  Lounge chair                    (1)
                 7)  Ottoman                         (1)
                 8)  Dresser                         (1)
                 9)  Desk                            (1)
                10)  Desk chair                      (1)
                11)  Floor lamp w/ tray and shade    (1)
                12)  Nightstand lamp w/shade         (2)
                13)  Dresser lamp w/shade            (1)
                14)  Mirror                          (1)
                15)  Artwork                         (3)

Hanover Marriott Rooms Renovation                                        Page 10
Scope of Work - YT75                                    Revision #1 July 9, 1997

         E. FF&E List:
            ---------
1           KW: Typical King with RTW (20)
            CKW: Concierge King with RTW (62)

         a) New:
            ---

              1)     Carpet and pad
              2)     Fixed side panels and ties, blackout lining, sheers
              3)     Cornice
              4)     Drapery hardware for stationary panels
              5)     Bedspread 72" wide x 2l" drop      (1)
              6)     Mattress                           (1)
              7)     Boxspring                          (2)
              8)     Headboard                          (1)
              9)     Nightstand                         (1)
              10)    Lounge chair                       (1)
              11)    Ottoman                            (1)
              12)    T.V. armoire                       (1) Fridge by Operations
              13)    22" diameter side table            (1)
              14)    Floor lamp with shade              (1)
              15)    Nightstand lamp with shade         (2)
              16)    Mirror                             (1)
              17)    Artwork                            (2)
              18)    Shower curtain, l part             (1)
              19)    Vanity light                       (1)
              Note:  Additional for Concierge Level:
              20)    Pillow shams                       (2)
              21)    Shower curtain, 2 part             (1)
              22)    Boxspring cover                    (1)

         b. Existing to remain:
            ------------------

               1)    RTW package,                       (1)
                     including executive chair
               2)    Welcome light                      (1)
               3)    Bedframe                           (1)

Hanover Marriott Rooms Renovation                                        Page 11
Scope of Work - YT75                                    Revision #1 July 9, 1997

         c. To be liquidated:
            ----------------

                1)   Bedspread                      (1)
                2)   Mattress                       (1)
                3)   Boxsprings                     (2)
                4)   Headboard                      (1)
                5)   Nightstand                     (2)
                6)   Lounge chair                   (1)
                7)   Ottoman                        (1)
                8)   Dresser                        (1)
                9)   Old desk chair                 (1)
                10)  Floor lamp w/tray and shade    (1)
                11)  Nightstand lamp w/ shade       (2)
                12)  Dresser lamp w/shade           (1)
                13)  Mirror                         (1)
                14)  Artwork                        (3)

Hanover Marriott Rooms Renovation                                        Page 12
Scope of Work - YT75                                    Revision #1 July 9, 1997

II. TYPICAL AND CONCIERGE GUEST BATHS
    ---------------------------------

       A. Ceiling: (Height 7'-0")
          -------

       1.   Repaint existing gypsum board ceiling.

       2.   Do not paint light fixture trim rings.

       3. Remove, clean, repaint and reinstall all non-aluminum grilles, vents and access panels.

       4.   Existing heat lamp to remain.

       5.   Existing sprinkler heads to remain.

       B. Walls:
          -----

       1. Remove vinyl wallcovering to gypsum board, prepare wall surfaces and install new vinyl wallcovering.

       2.   Repaint metal door frame, both sides.

       3.   Remove existing silencers and provide new.

       4. Remove, clean, repaint and reinstall all non-aluminum grilles and vents.

       5.   Repaint previously painted plastic laminated doors.

       6. Remove exiting faucet and provide new, complete with pop-up drain assembly.

       7. Provide new mirror side mirrors to align with edge of vanity on both sides. Allowance for 10% of mirror breakage due to removal of light valance.

       8. Remove existing light cove valance (wood) and fluorescent light fixture. Relocate junction box from ceiling to wall, patch and repair wall surface to match adjacent surfaces and provide new decorative fluorescent fixture with electronic ballast.

       9.   Existing white wall tub surround tile to remain.

       10.  Existing wall tile to remain.

       11. OPTION: In bathrooms with peach colored tile, remove and provide new wall tile. (_ Total)

Hanover Marriott Rooms Renovation                                        Page 13
Scope of Work - YT75                                    Revision #1 July 9, 1997

     12. Provide new sealant where vinyl wallcovering abuts door frame and ceramic tile.

     13.  Existing towel bars to remain.

     14.  Existing towel rack to remain.

     15.  Remove existing vinyl base and provide new (__% of Guestbaths).
          Where we are changing the floor tile, provide and install new ceramic tile base.

     16. Remove existing shower curtain chain hooks and provide plastic sleeve over existing rod with new shower curtain rings.

     17.  Existing wall mounted hair dryer to remain.

     18.  Remove existing and provide new ivory coverplates.

C. Floors:
   ------

     1.   Existing floor tile to remain.

     2. OPTION: Remove existing and provide new floor tile including new ceramic tile base.

     3.   Clean and regrout floor tile as needed.

     4. Remove existing and re-caulk base of water closet and tub at juncture with floor tile.

     D. FF & E:
        ------

     1.   Provide new shower curtain for installation by Operations.

     E. FF&E List:
        ---------

          Typical and Concierge Guestbaths

          a.  New:
              ---
                1)  Shower curtain
                2)  Vanity light
                3) Note: Floors #6, 7 and 8 will have 2 part shower curtains. All other floors will have 1 part shower curtain.

Hanover Marriott Rooms Renovation                                        Page 14
Scope of Work - YT75                                    Revision #1 July 9, 1997

III. ACCESSIBLE GUESTROOMS
     ---------------------

     A.   Ceiling: (Height: 8'-0")
          -------

     1.   Repaint textured ceiling.

     2.   Existing welcome light to remain.

     3.   Repaint Textured ceiling in foyer.

     4. Remove existing draperies. Existing hardware to be remain. Provide new hardware for side panels. Provide new 60" batons.

     B.   Walls
          -----

     1. Remove vinyl wallcovering to gypsum board, prepare wall surfaces and install new vinyl wallcovering.

     2.   Install vinyl border.

     3.   Repaint entry and connector metal door frames, both sides.

     4.   Remove existing seals and provide new.

     5.   Remove, clean, repaint and reinstall HVAC unit covers.

     6. Remove, clean, repaint and reinstall all non aluminum grilles and vents.

     7.   Remove, clean and reinstall aluminum grilles and vents.

     8.   Door graphics to remain. (evac. plaques)

     9.   Touch-up plastic laminate doors as needed.

     10.  Provide new full height corner guards. (3 per room)

     11. Remove existing closet doors, rack and gypsum board wall above doors. Patch and repair ceiling and walls to receive new vinyl wallcovering. Provide and install new ADA closet rack in open shelving configuration without doors.

     12. Remove existing entry door and frame and provide new entry door, frame and hardware per ADA specs. in new location as shown on plan. Relocate welcome light switch, patch and repair wall surface to receive new vinyl wallcovering.

Hanover Marriott Rooms Renovation                                        Page 15
Scope of Work - YT75                                    Revision #1 July 9, 1997

    13. Relocate existing welcome light at bed head 10" towards the outside wall.

    14. Replace existing duplex receptacle behind armoire location with quad receptacle to accommodate refrigerator service.

    15. Remove existing and provide new ivory cover plates for receptacles and switches.

    16.   Provide sealant where vinyl wallcovering abuts door and window frames.

    17. Raise existing welcome light and junction box to comply with ADA guidelines. Top of the welcome light to line up with top of guest bathroom door frame, a minimum of 80" AFF.

    18.   Relocate existing thermostat to 48" AFF.

    C.    Floor
          -----

    1.    Remove existing carpet and pad.

    2.    Install new carpet and pad.

              Carpet:         Nylon
              Pad:            Accessible pad
              Installation:   Stretch-in


    D.    FF&E
          ----

    1.    Existing signage to remain. (evac. plaque)

    2.    Touch-up all existing RTW units.

    3. Provide new box spring covers for installation by Operations on Concierge floors.

    4.    Provide new bedspreads for installation by Operations.

    5.    Provide new artwork.

    6.    Provide new fluorescent bulbs for new lamps.

    4. Provide new drapes, sheers and cornices. Provide new hardware for stationary panels only.

Hanover Marriott Rooms Renovation                                        Page 16
Scope of Work - YT75                                    Revision #1 July 9, 1997

    E. FF&E List:
       ---------

       AK: Accessible King (6)
       CAK: Concierge Accessible King (2)

    a) New:
       ---

          1)  Carpet and pad
          2)  Fixed side panels and ties, blackout lining, sheers
          3)  Cornice
          4)  Drapery hardware for stationary panels
          5)  Bedspread 72" wide x 21" drop        (1)
          6)  Mattress                             (1)
          7)  Boxspring                            (2)
          8)  Headboard                            (1)
          9)  Nightstand                           (2)
         10)  Lounge chair                         (1)
         11)  Ottoman                              (1)
         12)  Executive desk chair                 (1)
         13)  Writing desk (small)                 (1)
         14)  Desk console (small)                 (1)
         15)  ADA armoire                          (1) Fridge by Property
         16)  22" diameter side table              (1)
         17)  Floor lamp with shade                (1)
         18)  Nightstand lamp with shade           (2)
         19)  Mirror                               (1)
         20)  Artwork                              (2)
         21)  Shower curtain, l part               (1)
         22)  Vanity light                         (1)
         Note: Additional for Concierge Level:
         23)  Pillow shams                         (2)
         24)  Boxspring covers                     (1)
         25)  Shower curtain, 2 part               (1)

    b. Existing to remain:
       ------------------

          1)  Tech 2000 lamp                       (1)
          2)  Welcome light                        (1)
          3)  Bedframe                             (1)

Hanover Marriott Rooms Renovation                                        Page 17
Scope of Work- YT75                                      Revision #1 July 9,1997

    c) To be liquidated:
       -----------------

          1)   Bedspread                      (1)
          2)   Mattress                       (1)
          3)   Boxspring                      (2)
          4)   Headboard                      (1)
          5)   Nightstand                     (2)
          6)   Lounge chair                   (1)
          7)   Ottoman                        (1)
          8)   Dresser                        (1)
          9)   Desk                           (1)
          10)  Desk chair                     (1)
          11)  Floor lamp w/tray and shade    (1)
          12)  Nightstand lamp w/shade        (2)
          13)  Dresser lamp w/shade           (1)
          14)  Mirror                         (1)
          15)  Artwork                        (3)

Hanover Marriott Rooms Renovation                                        Page 18
Scope of Work- YT75                                     Revision #1 July 9, 1997

    E. FF&E List:
       ---------

       AKW:  Accessible King with RTW (4)
       CAKW: Concierge Accessible King with RTW (2)

    a) New:
       ---

          1)   Carpet and pad
          2)   Fixed side panels and ties, blackout lining, sheers
          3)   Cornice
          4)   Drapery hardware for stationary panels
          5)   Bedspread 72" wide x 21" drop        (1)
          6)   Mattress                             (1)
          7)   Boxspring                            (2)
          8)   Headboard                            (1)
          9)   Nightstand                           (2)
          10)  Lounge chair                         (1)
          11)  Ottoman                              (1)
          12)  ADA armoire                          (1) Fridge by Property
          13)  22" diameter side table              (1)
          14)  Floor lamp with shade                (2)
          15)  Nightstand lamp with shade           (2)
          16)  Mirror                               (1)
          17)  Artwork                              (2)
          18)  Shower curtain, 1 part               (1)
          19)  Vanity light                         (1)
          Note: Additional for Concierge Level:
          20)  Pillow shams                         (2)
          21)  Boxspring cover                      (1)
          22)  2 part shower curtain                (1)

    b. Existing to remain:
       ------------------

           1)  RTW package,                         (1)
               Including executive chair
           2)  Welcome light                        (1)
           3)  Bedframe                             (1)

Hanover Marriott Rooms Renovation                                        Page 19
Scope of Work - YT75                                    Revision #1 July 9, 1997

       c. To be liquidated:
          ----------------

              1)   Bedspread                      (1)
              2)   Mattress                       (1)
              3)   Boxsprings                     (2)
              4)   Headboard                      (1)
              5)   Nightstand                     (2)
              6)   Lounge chair                   (1)
              7)   Ottoman                        (1)
              8)   Dresser                        (1)
              9)   Old desk chair                 (1)
              10)  Floor lamp w/tray and shade    (1)
              11)  Nightstand lamp w/shade        (2)
              12)  Dresser lamp w/shade           (1)
              13)  Mirror                         (1)
              14)  Artwork                        (3)

VI.  ACCESSIBLE GUESTBATHS
     ---------------------

     A.   Ceiling (Height: 7'-0")
          -------

     1.   Repaint existing gypsum board ceiling.

     2.   Do not paint light fixture trim rings.

     3. Remove, clean, repaint and reinstall all non-aluminum grilles, vents and access panels.

     4.   Existing heat lamp to remain.

     5.   Existing sprinkler head to remain.


     B.   Walls
          -----

     1. Remove vinyl wallcovering to gypsum board, prepare wall surfaces and install new vinyl wallcovering.

     2.   Repaint metal door frame, both sides.

     3.   Remove existing silencers and provide new.

     4. Remove, clean, repaint and reinstall all non-aluminum grilles and vents.

Hanover Marriott Rooms Renovation                                        Page 20
Scope of Work - YT75                                    Revision #1 July 9, 1997

    5.   Repaint previously painted plastic laminated doors.

    6. Remove existing light cove valance (wood) and fluorescent light fixture. Relocate junction box from ceiling to wall, patch and repair wall surface to match adjacent surfaces and provide new decorative fluorescent fixture with electronic ballast.

    7. Remove existing grab bars, ceramic tiles and gypsum board at tub surround. Install blocking for installation of four new grab bars (white). Provide new green gypsum board tub surround and install new ceramic wall tile.

    8. Provide new brightware at tub and shower including: fill spout, drain, overflow cover and control coverplate.

    9. Remove existing lavatory and mirror. Install new blocking and grab bar (white) behind the water closet and patch and repair walls. Provide new cultured marble lavatory top and apron with underslung china bowl, new brightware (lever faucet and drain stop) and wall mirror. Insulate drain and water lines.

    10. In 2 accessible bathrooms to be designated by the Property, remove the existing bathtubs, fixtures and equipment and install ADA compliant roll-in showers complete with new ceramic wall tile, fixtures and equipment. Modify plumbing as needed to facilitate new layout.

    11. Provide new sealant where vinyl wallcovering abuts door frame and ceramic tile.

    12.  Existing water closet to remain.

    13.  Existing towel bars to remain.

    14.  Existing towel rack to remain.

    15.  Remove existing and provide new vinyl base.

    16. Remove existing shower curtain chain hooks and provide plastic sleeve over existing rod with new shower curtain rings.

    17.  Existing wall mounted hair dryer to remain.

    18.  Remove existing and provide new ivory coverplates.

    19.  Provide new, double roll, recessed, toilet paper dispenser.

Hanover Marriott Rooms Renovation                                        Page 21
Scope of Work - YT75                                    Revision #1 July 9, 1997

     C.  Floors:
         ------

     1.  Existing floor tile to remain in 12 of 14 accessible bathrooms.

     2. Remove existing and provide new ceramic tile floor in 2 bathrooms where roll-in showers are to be installed.

     3. OPTION: Remove existing and provide new floor tile including new ceramic tile base.

     4.  Clean and regrout floor tile as needed.

     5. Remove existing and re-caulk base of water closet and tub at juncture with floor tile.

     D.  FF&E
         ----

         1.    Provide new shower curtain liner for installation by Operations.

     E.  FF&E Lists
         ----------

         1.    Accessible Guestbaths
               ---------------------

               a.  New
                   ---

                    1)  Shower curtain liner
                    2)  Tissue dispenser


V. SUITES:

    CRSS - SLEEPING SUITES (4),
    CRHS - HOSPITALITY SUITES (3),
    CLPK - PRESIDENTIAL SUITE KING (1),
    CLPS - PRESIDENTIAL SUITE (1)

     A. Ceiling: (Height: 8'-0")
        -------

     1.   Repaint textured ceiling.

     2. Remove existing draperies and cornices. Existing hardware to remain. Provide new hardware for side panels.

Hanover Marriott Rooms Renovation                                        Page 22
Scope of Work- YT75                                     Revision #1 July 9, 1997

     B.  Walls:
         -----

     1. Remove vinyl wallcovering to gypsum board, prepare wall surfaces and install new vinyl wallcovering.

     2.   Install vinyl border.

     3.   Repaint entry and connector metal door frames, both sides.

     4.   Remove existing sound/smoke seals and provide new.

     5.   Remove, clean, repaint and reinstall HVAC unit covers.

     6. Remove, clean, repaint and reinstall all non-aluminum grilles and vents.

     7.   Remove, clean, and install aluminum grilles and vents.

     8.   Touch-up plastic laminated doors where necessary.

     9.   Existing mirrored sliding closet doors to remain.

     10.  Door graphics to remain.

     11.  Door graphics to remain.

     12. Remove existing and provide new full height corner guards (5 per room).

     13. Remove existing and provide new closet rack. Operations to provide new hangers.

     14. Existing welcome light to remain, raise up to + 81" to top of fixture
                                                       -
         to line up with top of bathroom door frame.

     15. Wall bracket lamps to remain. Clean crystal shades only.
         OPTION:  Replace with new wall sconces.

     16. Repaint existing wood base.

     17. Provide sealant where vinyl wallcovering abuts door and window frames.

     18. In Sleeping Suites, CRSS (4 Total) provide new pair of painted French doors with matching side panels to close opening between sleeping and living space. Remove existing gypsum board wall, door and frame between the sleeping area and the guestbath. Remove existing lavatory top, sink, wall mirror, light fixtures,

Hanover Marriott Rooms Renovation                                        Page 23
Scope of Work - YT75                                    Revision #1 July 9, 1997

         threshold and portions of ceramic tile floor where guestbath area to be converted into sleeping area. Install new gypsum board wall to align with rear wall of sleeping area, adjacent to guestbath. Reinstall existing door and frame and patch and repair ceiling, wall and floor surfaces to match adjacent surfaces. Provide new lavatory top, sink, brightware, light fixtures and threshold in guestbath area. Relocate electrical wiring, switches and outlets from demolished wall to new wall.


     C.  Floor:
         -----

     1.    Remove existing carpet and pad.

     2.    Install new carpet and pad.

              Carpet:        Axminster
              Pad:           Tred-Mor
              Installation:  Stretch-in

     D.  FF&E:
         ----

     1.    Existing signage to remain (evac plaque).

     2.    Provide new bedspreads for installation by Operations.

     3.    Provide new artwork.

Hanover Marriott Rooms Renovation                                        Page 24
Scope of Work - YT75                                    Revision #1 July 9, 1997

     E. FF&E List:
        ---------
        CRSS Sleeping Suite (4)

     a) New:
        ---

          1)   Carpet and pad
          2)   Overdrape, fixed side panels and tiebacks, blackout lining, sheers
          3)   Cornice
          4)   Drapery hardware for stationary panels
          5)   Sheers on French doors and side panels
          6)   Bedspread (queen)            (1)
          7)   Pillow shams                 (2)
          8)   Pillows                      (4)
          9)   Dustruffle                   (1)
          10)  Headboard                    (1)
          11)  Mattress                     (1)
          12)  Boxspring                    (1)
          13)  Bedframe                     (1)
          14)  Nightstand                   (2)
          15)  Nightstand lamp with shade   (2)
          16)  Dining side board            (1)
          17)  Round dining table           (1)
          18)  Dining chairs                (6)
          19)  Florals                      (3)
          20)  Chandelier                   (1)
          21)  Wall sconces                 (2)
          22)  3 seat sofa with cushions    (1)
          23)  Cocktail table               (1)
          24)  Armchair                     (2)
          25)  End tables                   (2)
          26)  End table lamps              (2)
          27)  Floor lamp with shade        (1)
          28)  T.V. armoire                 (1) Fridge by Operations
          29)  Welcome light                (2)
          30)  Artwork                      (5)
          31)  Mirror                       (1)
          32)  Plants and pots              (2)
          33)  Vanity lights                (2)
          34)  2 part shower curtain        (1)
          35)  T.V. armoire (small)         (1)

Hanover Marriott Rooms Renovation                                        Page 25
Scope of Work - YT75                                    Revision #1 July 9, 1997


          b. To be reused:
             ------------

               1)  Credenza to be relocated to   (1)
                   elevator lobby

          c) To be liquidated:
             ----------------

               1)   Bedspread                    (1)
               2)   Mattress                     (1)
               3)   Bedframe                     (2)
               4)   Boxspring                    (2)
               5)   Headboard                    (1)
               6)   Nightstand                   (1)
               7)   3 seat sofa                  (1)
               8)   Side chairs                  (2)
               9)   Dining table                 (1)
               10)  Dining chairs                (5)
               11)  End tables                   (3)
               12)  Occasional table             (1)
               13)  Cocktail table               (1)
               14)  Artwork                      (4)
               15)  Floor lamp                   (1)
               16)  End table lamps              (3)
               17)  Nightstand lamp              (1)
               18)  Armoire                      (1)
               19)  Armoire near bed             (1)

Hanover Marriott Rooms Renovation                                        Page 26
Scope of Work - YT75                                    Revision #1 July 9, 1997

          E. FF&E List:
             ---------
             CRHS Hospitality Suite (3)

          a) New:
             ---

               1)   Carpet and pad
               2) Overdrape, fixed side panels and tiebacks, blackout lining, sheers
               3)   Cornice
               4)   Drapery hardware for stationary panels
               5)   Murphy bed bedspread 60"W    (1)
               6)   Sleep sofa with pillows      (1)
               7)   End tables                   (2)
               8)   Armchairs                    (1)
               9)   End table lamps              (2)
               10)  Cocktail table               (2)
               11)  Round dining table           (1)
               12)  Dining chairs                (6)
               13)  T.V. armoire                 (1)
               14)  Writing desk                 (1)
               15)  Desk console                 (1)
               16)  Executive chair              (1)
               17)  Pots and plants              (2)
               18)  Chandelier                   (1)
               19)  Wall sconces                 (2)
               20)  Florals                      (3)
               21)  Mirror                       (1)
               22)  Artwork                      (4)
               23)  Floor lamp with shade        (1)
               24)  Chest of drawers             (1)
               25)  2 part shower curtain        (1)

          b) To be liquidated:
             ----------------

               1)   3 seat sofa                  (1)
               2)   Wingback chairs              (2)
               3)   Armoire                      (1)
               4)   Dining chairs                (6)
               5)   Square cocktail table        (1)
               6)   End table                    (2)
               7)   End table lamps              (2)
               8)   Artwork                      (5)
               9)   Florals                      (3)

Hanover Marriott Rooms Renovation                                        Page 27
Scope of Work - YT75                                     Revision #1 July 9,1997

     E. FF&E List:
        ---------
             CLPK Presidential Suite King (1)

          a) New:
             ---
                1)   Carpet and pad
                2) Overdrape, fixed side panels and tiebacks, blackout lining, sheers
                3)   Cornice
                4)   Drapery hardware for stationary panels
                5)   Bedspread                    (1)
                6)   Pillow shams                 (2)
                7)   Throw pillows                (4)
                8)   Dust ruffle                  (1)
                9)   Mattress                     (1)
                10)  Boxspring                    (2)
                11)  Bedframe                     (1)
                12)  Headboard                    (1)
                13)  Nightstand                   (2)
                14)  Armoire                      (1) Fridge by Property
                15)  Executive desk chair         (1)
                16)  Writing desk                 (1)
                17)  Desk console                 (1)
                18)  Armchair                     (1)
                19)  Ottoman                      (1)
                20)  Floor lamp with shade        (1)
                21)  Artwork                      (3)
                22)  Mirror                       (1)
                23)  Nightstand lamp with shade   (2)
                24)  Florals                      (2)
                25)  Vanity light                 (1)
                26)  2 part shower curtain        (1)
                27)  Tech2000 lamp with shade     (1)

          b) To be reused:
             ------------

                1)   Credenza to be relocated to  (1)
                     elevator lobby

Hanover Marriott Rooms Renovation                                       Page 28
Scope of Work - YT75                                   Revision #1 July 9, 1997

      c) To be liquidated:
         ----------------

                  1)    Benches                              (2)
                  2)    Headboard                            (1)
                  3)    Nightstand                           (1)
                  4)    Loveseat                             (1)
                  5)    Lounge chair                         (1)
                  6)    Ottoman                              (1)
                  7)    Mobile T.V. stand                    (1)
                  8)    Small desk                           (1)
                  9)    Desk chair                           (1)
                 10)    Oval table                           (1)
                 11)    Floor lamp                           (1)
                 12)    Nightstand lamp                      (2)
                 13)    Mirror                               (1)
                 14)    Artwork                              (3)
                 15)    Bedframe                             (1)
                 16)    Boxspring                            (2)
                 17)    Mattress                             (1)

Hanover Marriott Rooms Renovation                                       Page 29
Scope of Work - YT75                                   Revision #1 July 9, 1997

           E.   FF&E List:
                ---------
               CLPS Presidential Suite (1)

           a)   New:
                ---

                  1)    Carpet and pad
                  2)    Overdrape, fixed side panels and tiebacks,
                        blackout lining, sheers
                  3)    Cornice
                  4)    Drapery hardware
                  5)    Dining room sideboard                         (1)
                  6)    Dining room table                             (1)
                  7)    Dining room chairs with no arms               (8)
                  8)    Dining room chairs with arms                  (2)
                  9)    Side board lamps with shades                  (2)
                  10)   Chandelier                                    (1)
                  11)   Centerpiece table floral                      (1)
                  12)   3 seat sofa and pillows                       (1)
                  13)   Side tables                                   (2)
                  14)   Side chairs                                   (4)
                  15)   Armchairs                                     (2)
                  16)   Cocktail table                                (1)
                  17)   Sofa table                                    (1)
                  18)   Loveseat                                      (1)
                  19)   Oval cocktail table                           (1)
                  20)   Circular end table                            (2)
                  21)   Artwork                                       (5)
                  22)   Pots and plants                               (2)
                  23)   Mirror                                        (1)
                  24)   Floor lamp with shade                         (2)
                  25)   End table lamp with shade                     (4)
                  26)   Sofa table lamps                              (2)
                  27)   Artifacts                                     (3 groups)
                  28)   Wall sconces                                  (2)

           b)   Existing to remain:
                ------------------

                  1)    All artifacts
                  2)    Built-in television unit

           c)   To be reused:
                ------------
                  1)    Credenza to be relocated to                   (1)
                        elevator lobby

Hanover Marriott Rooms Renovation                                       Page 30
Scope of Work - YT75                                   Revision #1 July 9, 1997

               d)   To be liquidated:
                    ----------------

                        1)     3 seat sofa                         (1)
                        2)     Loveseat                            (2)
                        3)     Lounge chair                        (1)
                        4)     Ottoman                             (1)
                        5)     Bar stools                          (2)
                        6)     Dining table                        (1)
                        7)     Dining chairs with arms             (2)
                        8)     Dining chairs without arms          (6)
                        9)     Octagonal cocktail table            (1)
                       10)     Square end table                    (1)
                       11)     Round end table                     (1)
                       12)     Mirror                              (1)
                       13)     Floor lamp                          (2)
                       14)     T.V. unit lamps                     (2)
                       15)     End table lamps                     (2)
                       16)     Chandelier                          (1)
                       17)     Wall sconces                        (2)
                       18)     Artwork                             (5)
                       19)     Silk florals                        (2)

Hanover Marriott Rooms Renovation                                       Page 31
Scope of Work- YT75                                     Revision #1 July 9,1997

 VI.  SUITE BATHROOMS
      ---------------

         A.    Ceiling: (Height 7'-0")
               -------

         1.    Repaint existing gypsum board ceiling.

         2.    Do not paint light fixture trim rings.

         3. Remove, clean, repaint and reinstall all non-aluminum grilles, vents and access panels.

         4.    Existing heat lamp to remain.

         5.    Existing sprinkler heads to remain.

         B.    Walls:
               -----

         1. Remove vinyl wallcovering to gypsum board, prepare walls surfaces and install new vinyl wallcovering.

         2.    Repaint metal door frame, both sides.

         3.    Remove existing silencers and provide new.

         4. Remove, clean, repaint and reinstall all aluminum, non-aluminum grilles and vents.

         5.    Repaint previously painted laminated doors.

         6.    Existing wall tile to remain.

         7.    Remove existing and provide new sealant.

         8.    Existing towel bars to remain.

         9.    Existing towel rack to remain.

         10. Remove existing shower curtain chain hooks and provide plastic sleeve over existing rod with new shower curtain rings.

         11.   Existing wall mounted hair dryer to remain.

         12. Provide sealant where vinyl wallcovering abuts door frames and ceramic tile.

         13. Modify 4 Sleeping Suites (CRSS) bathrooms as described above under Suites scope.

Hanover Marriott Rooms Renovation                                       Page 32
Scope of Work - YT75                                   Revision #1 July 9, 1997

         C.  Floor:
             -----

                  1.  Reseal at base of water closet and tub.

         D.  FF&E:
             ----

                  1. Provide new 2 part shower curtain for installation by Operations.

         E.  FF&E Lists:
             ----------

                  Suite Bathrooms

                  a. New:
                     ---

                      1)  Shower curtain-2 part   (1)
                      2)  Vanity light            (2)

 VI.     GUESTROOM CORRIDORS, ELEVATOR LOBBIES, VENDING AREAS AND ELEVATOR CABS
         ----------------------------------------------------------------------

         A.  Ceiling: (Height: Corridors 8'-0)
             -------
                               Soffits 6'-9")
                               Elevator lobbies 8'-0") and to underside of
                                bulkhead = 7'-0"
                               Bulkhead on 2nd floor 7'-2")

         1.   Repaint textured corridor ceiling.

         2.   Retexture 5% of textured corridor ceilings.

         3.   Repaint textured vending area ceilings.

         4. Remove existing lenses from recessed fluorescent lights at door openings and provide new white eggcrate lenses.

         5. Remove existing decorative ceiling lights (2) in elevator lobbies and provide new.

         6. Remove, clean, repaint and reinstall all non-aluminum grilles and vents.

         7.   Remove, clean and reinstall all aluminum grilles and vents.

         8.   Existing exit lights to remain.

Hanover Marriott Rooms Renovation                                       Page 33
Scope of Work - YT75                                   Revision #1 July 9, 1997

        B. Walls:
           -----

        1. Remove existing wall sconce in elevator lobby and replace with new ADA compliant wall sconce.

        2. Remove vinyl wallcovering to gypsum board, prepare wall surfaces and install new vinyl wallcovering.

        3. Remove, clean, repaint and reinstall all non-aluminum grilles and vents.

        4.    Remove, clean and reinstall all aluminum grilles and vents.

        5.    Touch-up plastic laminated doors where necessary.

        6.    Repaint all metal door frames, both sides.

        7. Remove existing graphics and provide new in locations to meet ADA requirements.

        8.    Remove existing and provide new full height corner guards.

        9.    Remove existing base and provide new carpet base.

        10. Provide sealant where vinyl wallcovering abuts door and window frames.

        11. Install new wall sconces and junction boxes with electrical connections as necessary per floorplan.

        12.   Repaint elevator doors and frames.

        C. Floors:
           ------

        1.    Remove existing carpet and pad.

        2.    Install new carpet and pad.

                    Carpet:          Axminster
                    Pad:             Tred-Mor
                    Installation:    Double glue-down

        3.    Remove existing and provide new VCT flooring in vending areas.

        4.    Existing flooring in elevator cabs to remain.

Hanover Marriott Rooms Renovation                                       Page 34
Scope of Work - YT75                                   Revision #1 July 9, 1997

         D. FF&E:
            ----

         1. Touch-up all casegoods and exposed wood frames on upholstered seating.

         2. On second floor, replace sheers at windows at both ends of corridor.

         E. FF&E List:
            ---------

              a.  New:
                  ---

                    1) Decorative ceiling fixture    (14) 2 per elevator lobby
                    2) ADA Wall sconces              (190)
                    3) Credenzas                     (7) per floor (reused
                                                         form Suites)
                    4) Florals                       (7) 1 per floor